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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on May 12, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PANHANDLE EASTERN PIPE LINE COMPANY, LLC
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	4924 (Primary Standard Industrial Classification Code Number)	44-0382470 (I.R.S. Employer Identification Number)

5444 Westheimer Road
P.O. Box 4967
Houston, Texas 77210-4967
(713) 989-7700
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Andre C. Bouchard,
Vice President—Administration, General Counsel and Assistant Secretary
Panhandle Eastern Pipe Line Company, LLC
5444 Westheimer Road
P.O. Box 4967
Houston, Texas 77210-4967
(713) 989-7700
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

WITH COPIES TO:

Sean P. McGuinness, Esq.
Fleischman and Walsh, L.L.P.
1919 Pennsylvania Avenue, N.W., Suite 600
Washington, D.C. 20006
(202) 939-7900

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee

2.75% senior notes due 2007, series B	$200,000,000	100%	$200,000,000	$25,340

(1)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(f) of the Securities Act of 1933.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED MAY     , 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

PANHANDLE EASTERN PIPE LINE COMPANY, LLC

Offer to Exchange Up to $200,000,000 Aggregate Principal Amount of Our
2.75% Senior Notes Due 2007, Series B
for Any and All of the $200,000,000 Aggregate Principal Amount of Our Outstanding
2.75% Senior Notes Due 2007, Series A

The exchange offer will expire at 5:00 p.m.,
Eastern Time, on            , 2004, unless extended.

MATERIAL TERMS OF THE EXCHANGE OFFER

  •
  We are offering to exchange (the "exchange offer") up to $200,000,000 aggregate principal amount of our 2.75% senior notes due 2007, series B (the "exchange notes"), for $200,000,000 aggregate principal amount of our outstanding 2.75% senior notes due 2007, series A (the "original notes"). We sometimes refer to the exchange notes and the original notes collectively as the notes.

  •
  The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act of 1933, as amended (the "Securities Act"), and the registration rights and related additional interest payment provisions and the transfer restrictions applicable to the original notes are not applicable to the exchange notes.

  •
  Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  •
  The exchange of original notes for exchange notes in the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See "Certain United States Federal Income Tax Consequences."

  •
  We will not receive any proceeds from the exchange offer.

        SEE "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS FOR A DISCUSSION OF RISKS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR ORIGINAL NOTES.

        Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        ,

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
RATIO OF EARNING TO FIXED CHARGES
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
BUSINESS
THE EXCHANGE OFFER
DESCRIPTION OF THE EXCHANGE NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION

        You should rely only on the information about us and our operations contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. The information contained in or incorporated by reference into this prospectus updates and supplements and, to the extent inconsistent therewith, supercedes, the information contained in any earlier filed document.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed to furnish each "participating broker-dealer" (as defined below) who has delivered to us proper notice, without charge, as many copies of this prospectus as such participating broker-dealer may reasonably request. See "Plan of Distribution."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some statements contained in or incorporated by reference into this prospectus, including the discussion of our plans and proposals under "Summary," "Risk Factors," and "Business" are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements constitute forward-looking statements that are based on our current expectations, estimates and projections about the industry in which we operate and our beliefs and assumptions. These forward-looking statements are not historical facts, but rather reflect our current expectations concerning future results and events. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.

        These statements are not guarantees of future performance and involve various risks, uncertainties and assumptions, which are difficult to predict and many of which are outside our control. Therefore, actual results, performance and achievements may differ materially from what is expressed or forecasted in such forward-looking statements. Prospective investors may review our reports filed in the future with the Commission for more current descriptions of developments that could cause actual results to differ materially from such forward-looking statements. However, prospective investors should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of those documents.

        Factors that could cause actual results to differ materially from those expressed in our forward-looking statements include, but are not limited to, those described under "Risk Factors" and the following:

  •
  customer growth;

  •
  gas throughput volumes and available sources of natural gas;

  •
  discounting of transportation rates due to competition;

  •
  abnormal weather conditions in our service territories;

  •
  new legislation and government regulations affecting or involving Panhandle;

  •
  our ability to comply with or to challenge successfully existing or new environmental regulations;

  •
  the outcome of pending and future litigation;

  •
  the impact of relations with labor unions of bargaining-unit union employees;

  •
  the impact of future rate cases or regulatory rulings;

  •
  our ability to control costs successfully and achieve operating efficiencies, including the purchase and implementation of new technologies for achieving such efficiencies;

  •
  the nature and impact of any extraordinary transactions, such as any acquisition or divestiture of a business unit or any assets;

  •
  the economic climate and growth in our industry and service territories and competitive conditions of energy markets in general;

  •
  inflationary trends;

  •
  changes in gas or other energy market commodity prices and interest rates;

  •
  the current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility;

  •
  exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers;

  •
  our or our parent's debt securities ratings;

  •
  factors affecting operations such as maintenance or repairs, environmental incidents or gas pipeline system constraints;

  •
  the possibility of war or terrorist attacks; and

  •
  other risks and unforeseen events.

        In light of these risks, uncertainties and assumptions, the results reflected in our forward-looking statements contained in or incorporated by reference into this prospectus might not occur. In addition, we could be affected by general industry and market conditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally. Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that are incorporated by reference.

        We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

SUMMARY

        The following summary is qualified in its entirety by the more detailed information included elsewhere herein or incorporated by reference into this prospectus. Unless otherwise expressly stated or the context otherwise requires, (1) all references in this prospectus to "Panhandle," "we," "our" and "us" and all similar references are to Panhandle Eastern Pipe Line Company, LLC and its consolidated subsidiaries or to our corporate predecessors prior to our limited liability company conversions, Panhandle Eastern Pipe Line Company and its consolidated subsidiaries, as the case may be, and (2) all references in this prospectus to "Southern Union" are to Southern Union Company and its consolidated subsidiaries. Whenever we refer in this prospectus to the 2.75% senior notes due 2007, we will refer to them as the "senior notes."

Panhandle Eastern Pipe Line Company, LLC

        We operate a large natural gas pipeline network, consisting of over 10,000 miles of pipeline and a liquefied natural gas ("LNG") regasification plant. The pipeline network, consisting of the Panhandle transmission system, the Trunkline Gas Company transmission system and the Sea Robin transmission system, provides over approximately 500 customers in the Midwest and Southwest with a comprehensive array of transportation and storage services. Our pipeline network transports an estimated 6% of the natural gas consumed in the United States and an estimated 20% of the natural gas consumed in the Midwest. Our major customers include 25 utilities located primarily in the United States Midwest market area, which encompasses large portions of Illinois, Indiana, Michigan, Missouri, Ohio and Tennessee.

        Our Panhandle transmission system consists of a system of four large-diameter parallel pipelines, extending approximately 1,300 miles from producing areas in the Anadarko Basin of Texas, Oklahoma and Kansas through Missouri, Illinois, Indiana and Ohio into Michigan. This system is comprised of approximately 6,500 miles of pipeline.

        Our Trunkline Gas Company transmission system consists of a system of two large-diameter parallel pipelines, extending approximately 1,400 miles from the Gulf Coast areas of Texas and Louisiana through Arkansas, Mississippi, Tennessee, Kentucky, Illinois and Indiana to a point on the Indiana-Michigan border. This system is comprised of approximately 3,500 miles of pipeline.

        Our Sea Robin transmission system consists of two offshore Louisiana natural gas supply systems. These systems are comprised of approximately 400 miles of pipeline extending approximately 81 miles into the Gulf of Mexico.

        We have a total of approximately 90 billion cubic feet ("bcf") of total storage available for use in connection with our gas transmission systems. We own and operate 47 compressor stations and have five underground gas storage fields located in Illinois, Michigan, Kansas, Oklahoma and Louisiana with a combined maximum working storage capacity of approximately 72 bcf. We also have contracts with third parties that provide for approximately 18 bcf of storage.

        We own an LNG regasification plant and related LNG tanker port, unloading facilities and LNG storage facilities located at Lake Charles, Louisiana. Our LNG plant is one of the largest operating LNG facilities in North America, based on its current sustainable send out capacity of approximately .63 bcf per day. We have plans to expand our send out capacity to approximately 1.2 bcf per day with a peak sendout capacity of 2.1 bcf per day. This expansion is subject to approval by the Federal Energy Regulatory Commission ("FERC").

        In 2003, our total combined twelve months operating revenue (combined pre- and post-acquisition) was approximately $503 million. Of our total combined operating revenue, approximately 77% was generated from transportation services, approximately 12% from LNG terminalling services, approximately 8% from storage services and approximately 3% from other services. For the years 1999 to 2003, our combined throughput was 1,139 trillion British thermal units ("TBtu"), 1,374 TBtu, 1,335 TBtu, 1,259 TBtu, and 1,380 TBtu, respectively. Beginning in March 2000, our combined throughput includes the Sea Robin pipeline throughput.

        Most of our operations, including our rates and other terms for the services that we provide, are primarily regulated by FERC. For more information on regulations that are significant to us, please see "Business—Regulation."

        Originally organized as a Delaware corporation in 1929, we converted to a Delaware limited liability company on June 16, 2003. Our principal executive offices are located at 5444 Westheimer Road, Houston, Texas 77056-5306, and our telephone number is (713) 989-7000.

Southern Union Company

        We were acquired in June 2003 by Southern Union, a diversified natural gas provider. In addition to owning us, Southern Union serves approximately 960,000 customers in the United States through three operating divisions:

  •
  Missouri Gas Energy, headquartered in Kansas City, Missouri, serving approximately 500,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett);

  •
  New England Gas Company, headquartered in Providence, Rhode Island, serving approximately 300,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts); and

  •
  PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serving approximately 160,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport).

        Southern Union also owns and operates various smaller energy-related operations established to support and expand natural gas sales and other energy sales.

        The exchange notes offered by this prospectus are neither obligations of, nor guaranteed by, Southern Union. Southern Union does not intend to provide, and is subject to a regulatory prohibition against providing, any direct or indirect financial support to us. A decision to tender original notes for exchange notes should not be made in reliance on information included in this prospectus or otherwise available about Southern Union.

Summary Historical Consolidated Financial Information of
Panhandle Eastern Pipe Line Company, LLC†, ††

        The following table sets forth our summary historical consolidated financial information for the periods and as of the dates indicated. The summary historical consolidated financial information as of December 31, 2003, 2002, 2001, 2000 and 1999, and for January 1 through June 11, 2003 and June 12 through December 31, 2003, for the years ended December 31, 2002, 2001, and 2000, for January 1 through March 28, 1999 and March 29, through December 31, 1999, set forth below has been derived from our audited consolidated financial statements and the related notes, which are incorporated by reference into this prospectus. Post-acquisition financial statements reflect a new basis of accounting and pre-acquisition period and post-acquisition period financial results (separated by a heavy black line) are presented but are not comparable. The heavy black line separating January 1 through June 11, 2003 from June 12 through December 31, 2003 relates to the acquisition of Panhandle by Southern Union from CMS Energy Corporation ("CMS"), effective June 11, 2003. The heavy black line separating January 1 through March 28, 1999 from March 29 through December 31, 1999 relates to the acquisition of Panhandle by CMS from Duke Energy, effective March 28, 1999. The historical consolidated statement of operations data for the years ended December 31, 2002 and 2001 set forth below have been revised to reflect the application of SFAS 145, which dictates that gains and losses on debt extinguishments are no longer classified as extraordinary items, and have been reclassified to Other income (losses), net in the amount of $0.6 million, net of tax gain, and ($2.0) million net of tax loss, respectively. The summary historical consolidated financial information set forth below is not necessarily indicative of future results of operations. You should read the information in the following table together with our consolidated financial statements and the related notes thereto and other financial information incorporated by reference into this prospectus.

			Year Ended December 31,
	June 12- December 31, 2003	January 1- June 11, 2003				March 29- December 31, 1999	January 1- March 28, 1999
			2002	2001	2000
	(in millions)
Consolidated statements of operations data:
Operating revenue	$269	$234	$484	$514	$483	$343	$128
Operating expenses	166	126	275	346	299	217	61

Pretax operating income	103	108	209	168	184	126	67
Other income (losses), net	7	6	(14)	6	8	2	4
Interest expense	26	36	76	83	85	60	18
Minority interest	—	—	4	—	—	—	—

Income before income taxes	84	78	115	91	107	68	53
Income taxes	33	30	46	37	43	27	20
Income before cumulative effect of change in accounting principle	51	48	69	54	64	41	33
Cumulative effect of change in accounting principle, net of tax:
Goodwill, FAS 142	—	—	(369)	—	—	—	—
Asset retirement obligations, FAS 143	—	2	—	—	—	—	—

Consolidated net income (loss)	$51	$50	$(300)	$54	$64	$41	$33

Consolidated balance sheet data as of end of period:
Net property, plant and equipment	$1,952		$1,621	$1,588	$1,600	$1,500
Investments and other assets	33		156	121	21	14
Total current assets	265		342	483	427	272
Goodwill and other intangibles, net	31		113	714	753	774

Total assets	$2,281		$2,232	$2,906	$2,801	$2,560

Total debt	1,205		1,162	1,297	1,193	1,094
Owner's equity	647		752	1,124	1,122	1,128

Total debt and owner's equity	$1,852		$1,914	$2,421	$2,315	$2,222

†
On June 11, 2003, Southern Union acquired us from CMS. On June 19, 2003, we converted from a Delaware corporation to a Delaware limited liability company in a restructuring in connection with such Panhandle acquisition.

††
Our summary historical consolidated financial information for certain periods presented prior to Southern Union's acquisition of us includes the results of operations, assets and liabilities of Centennial Pipeline, LLC and Guardian Pipeline L.L.C. These operations, assets and liabilities no longer form a part of our business effective February 2003, and March 2003, respectively.

The Exchange Offer

        The following is a brief summary of the terms of the exchange offer. For a more complete description of the terms of the exchange offer, see "The Exchange Offer" in this prospectus.

Registration rights	We sold the original notes in a private offering (the "original notes offering") to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston, LLC, J.P. Morgan Securities Inc. and Credit Lyonnais Securities (USA) Inc. (collectively, the "initial purchasers") on March 9, 2004, who subsequently sold the original notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. In connection with that offering, Panhandle and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston, LLC and J.P. Morgan Securities Inc., as representatives of the initial purchasers, entered into the registration rights agreement dated as of March 12, 2004 (the "registration rights agreement") for the benefit of the holders of the original notes providing for, among other things, the exchange offer. Under the registration rights agreement, we agreed to:
	•	file a registration statement relating to a registered exchange offer for the senior notes with the SEC on or prior to the 120th day after the date that the senior notes are first issued;
•
use our reasonable best efforts to cause the SEC to declare the exchange offer registration statement effective under the Securities Act no later than the 180th day after the senior notes are first issued;
	•	use our reasonable best efforts to cause such registration statement to remain effective until the closing of the exchange offer; and
	•	use our reasonable best efforts to complete the exchange offer no later than 40 days after the exchange offer registration statement becomes effective.
The interest rate on the original notes will increase if we do not comply with certain of our obligations under the registration rights agreement. See "The Exchange Offer —Registration Rights."
Purpose of exchange
The exchange offer is intended to make the exchange notes freely transferable by the holders (other than participating broker-dealers) without registration or any prospectus delivery requirements under the Securities Act. See "The Exchange Offer — Purpose and Effect of the Exchange Offer."

The exchange offer
We are offering to exchange, pursuant to the exchange offer, up to $200,000,000 aggregate principal amount of our 2.75% exchange notes for $200,000,000 aggregate principal amount of our outstanding 2.75% original notes. The terms of the exchange notes will be substantially identical (including principal amount, interest rate and maturity) to the terms of the original notes, except that the exchange notes will be freely transferable by the holders, will not be subject to any covenant regarding registration under the Securities Act and will not bear additional interest as a result of our failure to consummate the exchange offer under the terms of the registration rights agreement. See "The Exchange Offer — Terms of the Exchange Offer; Period for Tendering Original Notes" and " — Procedures for Tendering Original Notes." The original notes may be exchanged only in integral multiples of $1,000.
Expiration date	The exchange offer will expire at 5:00 p.m., Eastern Time, on , 2004, unless extended (the "expiration date").
Conditions of the exchange
No minimum principal amount of original notes must be tendered to complete the exchange offer. The exchange offer is subject, however, to certain customary conditions which we may waive. Other than United States federal and state securities laws, we do not need to satisfy any regulatory requirements or obtain any regulatory approval to conduct the exchange offer. See "The Exchange Offer — Conditions of the Exchange Offer." We reserve the right to terminate or amend the exchange offer at any time prior to the expiration date upon the occurrence of any of the conditions.
Procedures for tendering original notes
If you wish to participate in the exchange offer you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver such letter of transmittal, or the facsimile, together with the original notes and any other required documentation, to the exchange agent at the address set forth herein. You may only effect a tender of original notes pursuant to the procedures for book-entry transfer as described in this prospectus. See "The Exchange Offer — Procedures for Tendering Original Notes."

Special procedures for beneficial owners
If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you are a beneficial owner who wishes to tender on the registered holder's behalf, prior to completing and executing the letter of transmittal and delivering the original notes, you must either make appropriate arrangements to register ownership of the original notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange Offer — Procedures for Tendering Original Notes."
Guaranteed delivery procedures
If you wish to tender your original notes in the exchange offer but the required documentation cannot be completed by the expiration date or the procedures for book-entry transfer cannot be completed on a timely basis, you may still tender your original notes by completing, signing and delivering the letter of transmittal with any required signature guarantees and any other documents required by the letter of transmittal to the exchange agent prior to the expiration date and tendering your original notes according to the guaranteed delivery procedures set forth in "The Exchange Offer — Guaranteed Delivery Procedures."
Withdrawal rights
You may withdraw your tender of original notes at any time prior to 5:00 p.m., Eastern Time, on the expiration date. A telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., Eastern Time, on the expiration date. See "The Exchange Offer — Withdrawal of Tenders."
Acceptance of original notes in exchange offer; delivery of exchange notes
Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all original notes that are properly tendered to the exchange agent prior to 5:00 p.m., Eastern Time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See "The Exchange Offer — Terms of the Exchange Offer; Period for Tendering Original Notes" and "The Exchange Offer — Acceptance of Original Notes in Exchange Offer; Delivery of Exchange Notes."
Exchange agent	J.P. Morgan Trust Company, N.A. (the "exchange agent") is serving as the exchange agent in connection with the exchange offer. See "The Exchange Offer — Exchange Agent."
Certain United States federal income tax consequences
For a summary of certain United States federal income tax consequences of ownership of the notes, the exchange of original notes for exchange notes and the disposition of notes, see "Certain United States Federal Income Tax Consequences."

Effect on holders of original notes
As a result of making the exchange offer, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms thereof, we will have fulfilled some of our obligations contained in the registration rights agreement and, accordingly, there will be no increase in the interest rate on the original notes pursuant to the registration rights agreement. Holders of original notes who do not tender their original notes will continue to be entitled to all of the rights and will be bound by all of the limitations applicable thereto under the indenture, dated as of March 29, 1999, between Panhandle (for itself and as successor-by-merger to CMS Panhandle Holding Company) and J.P. Morgan Trust Company, N.A. (formerly known as Bank One Trust Company, National Association, and successor-in-interest to NBD Bank), as amended and supplemented by the Fourth Supplemental Indenture, dated as of March 12, 2004, between Panhandle and J.P. Morgan Trust Company, N.A. (formerly known as Bank One Trust Company, National Association), as trustee (the "trustee") (the indenture as so amended and supplemented, the "indenture"), relating to the notes, except for any rights under the indenture or the registration rights agreement which by their terms terminate or cease to be effective as a result of our making and accepting for exchange all validly tendered original notes pursuant to the exchange offer (including the right to receive additional interest). All original notes that remain outstanding will continue to accrue interest and continue to be subject to the restrictions on transfer provided for in the original notes and the indenture. To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for original notes could be adversely affected. See "The Exchange Offer — Consequences of Failure to Exchange."
Additional interest
If we do not complete timely the exchange offer or cause a registration statement covering resales to become effective within prescribed time periods, additional interest will be payable with respect to the original notes at the rate of 0.25% per annum, which rate will increase by 0.25% per annum each 90-day period that such additional interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed 0.50% per annum.
Fees and Expenses	We will pay all fees and expenses associated with the exchange offer and compliance with the registration rights agreement.
Use of Proceeds
We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We used, and anticipate using, the net proceeds from the sale of the original notes to pay off certain indebtedness, and for general corporate purposes. See "Use of Proceeds."

The Exchange Notes

        The following is a brief summary of the terms of the exchange notes. For a more complete description of the terms of the exchange notes, see "Description of the Exchange Notes" in this prospectus.

Issuer	Panhandle Eastern Pipe Line Company, LLC.
Notes offered	$200 million aggregate principal amount of 2.75% senior notes due 2007, series B.
Maturity	August 15, 2007.
Interest payment dates	March 15 and September 15 of each year, beginning on September 15, 2004.
Ranking	The exchange notes will be unsecured senior obligations and rank equally with all of our other unsecured and unsubordinated senior indebtedness. As of December 31, 2003:
• we had outstanding approximately $1.205 billion of senior indebtedness; and
• one of our subsidiaries had outstanding approximately $270 million of indebtedness with respect to which the exchange notes will be structurally subordinated.
Issuance of additional notes	We may "reopen" the notes of any series and issue additional notes at any time.
Optional redemption	We may redeem some or all of the notes at any time at a redemption price equal to the greater of:
• 100% of their principal amount and
•
the sum of the present values of the remaining scheduled payments of principal and interest on the notes, discounted to the redemption date on a semiannual basis at the treasury rate plus 20 basis points.
Mandatory redemption	None.
Form and denomination
The exchange notes will be fully registered under the Securities Act and issued in denominations of $1,000 and integral multiples of $1,000. The exchange notes will be in book-entry form and will be represented by one or more permanent global certificates in fully registered form without interest coupons and will be deposited with the trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., or another nominee designated by DTC.
Governing law	The indenture is, and the exchange notes will be, governed by New York law.

Ratings
The notes have been rated BBB by Standard & Poor's Ratings Service, Baa3 by Moody's Investor Service, Inc., and BBB by Fitch Ratings. Security ratings are not recommendations to buy, sell or hold the notes. Ratings are subject to revision or withdrawal at any time by the rating agencies.
Transfer restrictions
The original notes have not been registered under the Securities Act or any state securities law and are subject to restrictions on transfer. The exchange notes will be registered under the Securities Act and will not be subject to those restrictions.
Certain covenants
The exchange notes will be subject to certain covenants that restrict our ability to make specified payments, create or incur liens on our property or enter into some sale-leaseback transactions. See "Description of the Exchange Notes — Certain Covenants."
Risk factors
See "Risk Factors" and the other information in this prospectus for a discussion of factors you should carefully consider before deciding to tender your original notes for exchange notes in the exchange offer.

RISK FACTORS

        In deciding whether to exchange your original notes in the exchange offer, you should carefully consider the following risk factors, in addition to the other information contained in or incorporated by reference into this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are currently unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the value of the exchange notes and your investment could decline.

Risks That Relate to Our Industry

Our business is highly regulated.

        Our business is subject to regulation by federal, state and local regulatory authorities. The Federal Energy Regulatory Commission, the U.S. Department of Transportation and various state and local regulatory agencies regulate the interstate pipeline business. In particular, FERC regulates the services provided and rates charged by us. Our ability to obtain rate increases and rate supplements and to maintain our current rate of return depends upon regulatory discretion, and we can not assure you that we will be able to continue the current rates of return. Complying with these regulations also involves substantial cost.

        In addition, the Department of Transportation through its Office of Pipeline Safety has regulations that govern all aspects of the design, construction, operation, and maintenance of pipeline and LNG facilities. While these regulations have existed for several years, they are undergoing extensive changes to fully implement the 2002 amendment to the Pipeline Safety Act. These new regulations took effect on January 14, 2004, and focus primarily on ensuring the integrity of pipeline systems by requiring a written pipeline integrity management program that includes periodic inspection of pipeline facilities and repair of any defects discovered in the inspection process. The new rules have resulted in changes in the way we evaluate and document our pipeline integrity process. See "Business—Regulation—Other Regulation."

We are subject to environmental regulations that could be difficult and costly to comply with.

        We are subject to extensive federal, state and local laws and regulations relating to environmental protection. These laws and regulations affect many aspects of our operations (including air emissions and the handling, use and disposal of hazardous substances) and may result in increased capital, operating and other costs. These laws and regulations generally require us to obtain and comply with a wide variety of environmental registrations, licenses, permits and other approvals, and may be enforced by both public officials and private individuals. We cannot predict the initiation, outcome or effect of any action or litigation that may arise from applicable environmental laws and regulations.

        Furthermore, we may not be able to obtain or maintain all environmental regulatory approvals necessary to our business. If there is a delay in obtaining any required environmental regulatory approval, or if we fail to obtain, maintain or comply with any such approval, operations at our affected facilities could be halted or subjected to additional costs.

        In addition, we may be responsible for environmental cleanup and other costs at sites currently or formerly owned or operated by us or that we may acquire and at third party waste disposal sites. These liabilities may arise due to laws and regulations or, in some cases, due to contractual indemnification we have provided to third parties. We cannot predict with certainty the sites for which we may be responsible, the imposition of resulting cleanup obligations, or the amount and timing of future expenditures related to environmental remediation because of the difficulty of estimating cleanup costs and the uncertainty of payment by other potentially responsible parties. We cannot assure you that any such costs will not be material nor can we assure that we will be able to recover any such costs.

        Existing environmental laws and regulations may be revised or new laws and regulations may be adopted or become applicable to us. Revised or additional laws and regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from insurance or our customers, could have a material adverse effect on our business, financial condition or results of operations.

Events that are beyond our control have increased the level of public and regulatory scrutiny of our industry. Governmental and market reactions to these events may have negative impacts on our business, financial condition and access to capital.

        As a result of the energy crisis in California during the summer of 2001, the recent volatility of natural gas prices in North America, the bankruptcy filing by Enron Corporation, accounting irregularities at other public companies in general and energy companies in particular, and investigations by governmental authorities into energy trading activities, companies in the regulated and unregulated utility business have been under a generally increased amount of public and regulatory scrutiny and suspicion. Accounting irregularities at other public companies have caused regulators and legislators to review current accounting practices, financial disclosures and companies' relationships with their independent auditors. The capital markets and ratings agencies also have increased their level of scrutiny. It is not possible for us to predict what effect these types of events may have on our, or any of our customers', business, or financial condition, or on our access to the capital markets.

        Motivated by some of these events, Congress passed the Sarbanes-Oxley Act of 2002. It is unclear what additional laws or regulations may develop, and we cannot predict the ultimate impact of any future changes in accounting regulations or practices in general with respect to public companies, the energy industry or our operations including any of our customers' ability to pay us. Any new accounting standards could affect the way we are required to record revenues, assets and liabilities. These changes in legal and accounting standards could lead to negative impacts on reported earnings or increases in liabilities that could, in turn, affect our reported results of operations.

Terrorist attacks or the threat of them may result in increased costs, and the consequences of the war on terror and the Iraq war may adversely impact our results of operations.

        The impact that terrorist attacks, such as the attacks of September 11, 2001, may have on the energy industry in general, and on us in particular, is not known at this time. Uncertainty surrounding military activity may affect our operations in unpredictable ways, including disruptions of fuel supplies and markets, particularly oil, and the possibility that infrastructure facilities, including pipelines, production facilities, processing plants and refineries, could be direct targets of, or indirect casualties of, an act of terror or a retaliatory strike. We may have to incur additional costs in the future to safeguard our physical assets and we may be required to incur significant additional costs in the future.

        The terrorist attacks on September 11, 2001 and the changes in the insurance markets attributable to those attacks has made and continues to make certain types of insurance more difficult and more costly for us to obtain. Given the threat of future attacks, we may be unable to secure the levels and types of insurance we would otherwise have secured prior to September 11, 2001. There can be no assurance that insurance will be available to us without significant additional costs. A lower level of economic activity could also result in a decline in energy consumption which could adversely affect our revenues or restrict our future growth. Instability in the financial markets as a result of terrorism or war could also affect our ability to raise capital.

Risks That Relate To Our Business

We have substantial debt.

        We have a significant amount of debt outstanding. We had total consolidated senior indebtedness of approximately $1.205 billion outstanding as of December 31, 2003 compared to total capitalization (total debt plus owner's equity) of approximately $1.852 billion. As of December 31, 2003, our subsidiary Trunkline LNG Company, LLC had approximately $270 million of bank debt outstanding (included in our total debt) with respect to which the senior notes will be structurally subordinated. As of December 31, 2003, we had approximately $146 million of senior notes due March 15, 2004 which were paid down with proceeds of the offering of the original notes, and approximately $52 million of senior notes due August 15, 2004, which we expect to pay down with the remainder of the proceeds of the offering of the original notes.

        Our substantial debt could have important consequences to you. For example, it could:

  •
  limit our ability to borrow additional funds, including to finance the LNG expansion we must complete to recover our investment;

  •
  increase the cost of any future debt that we incur;

  •
  reduce cash flow from operations available for working capital, capital expenditures and other general corporate purposes;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate;

  •
  place us at a competitive disadvantage compared to our competitors that are less leveraged;

  •
  result in a downgrade in our ratings; or

  •
  increase our vulnerability to general adverse economic and industry conditions.

        Some of our debt obligations contain financial covenants related to debt-to-capital ratios and interest coverage ratios. Our failure to comply with any of these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our outstanding debt obligations or the inability to borrow under certain credit agreements. Any such acceleration would cause a material adverse change in our financial condition and results of operations.

We depend on our ability to access the capital markets.

        We rely on access to both short-term and long-term capital as a significant source of liquidity for funding requirements not satisfied by the cash flow from our operations. Any worsening of our financial condition could limit our ability to access the capital markets. External events could also increase our cost of borrowing or adversely affect our ability to access the capital markets. Such external events could include the following:

  •
  economic weakness in the United States or in the regions where we operate;

  •
  financial difficulties of unrelated energy companies, particularly any of our customers; capital market conditions generally;

  •
  market prices for electricity and gas;

  •
  terrorist attacks or threatened attacks on our facilities or unrelated energy companies;

  •
  the overall health of the utility industry; and

  •
  fluctuations in interest rates.

        Restrictions on our ability to access capital markets could affect our ability to pursue improvements or execute our business plan.

Our pipeline business is subject to competition.

        Federal and state regulation of natural gas interstate pipelines has changed dramatically in the last two decades and could continue to change. These regulatory changes have resulted and may continue to result in increased competition in the pipeline business. In order to meet competitive challenges, we will need to adapt our marketing strategies, the type of transportation and storage services we offer to our customers and our pricing and rate responses to competitive forces. We will also need to respond to changes in state regulation in our market area that allow direct sales to all retail end-user customers or, at least, broader customer classes than now allowed. We are not able to predict the financial consequences of these changes at this time, but they could have a material adverse effect on our business, financial condition and results of operations.

        FERC policy allows the issuance of certificates authorizing the construction of new interstate pipelines which are competitive with existing pipelines. A number of pipeline and pipeline expansion projects have been approved by FERC in order to transport large additional volumes of natural gas to the Midwest from Canada. If built, these pipelines will be able to compete with us, if only indirectly. Increased competition could reduce the volumes of gas we transport to our existing markets or force us to lower rates in order to meet competition. This could have a material adverse effect on our business, financial condition and results of operations.

The success of our pipeline businesses depends, in part, on factors beyond our control.

        Most of the natural gas we transport and store is owned by third parties. As a result, the volume of natural gas involved in these activities depends on the actions of those third parties and is beyond our control. Further, the following factors, most of which are beyond our control, may unfavorably impact our ability to maintain or increase current transmission and storage rates, to renegotiate existing contracts as they expire or to remarket unsubscribed capacity:

  •
  future weather conditions, including those that favor hydroelectric generation or other alternative energy sources;

  •
  market price of gas;

  •
  price competition;

  •
  drilling activity and supply availability;

  •
  expiration of significant contracts;

  •
  service area competition; and

  •
  regulatory actions.

Our success depends on the continued development of additional natural gas reserves in the vicinity of our facilities and our ability to access additional reserves to offset the natural decline from existing wells connected to our systems.

        Revenues generated by our transmission contracts ultimately depend on the volume of natural gas transported. As the reserves available through the supply basins connected to our systems are naturally declining, a decrease in development or production activities could cause a decrease in the volume of reserves available for transmission. Investments by third parties in the development of new natural gas reserves connected to our facilities depend on energy prices which in turn are affected by a number of factors, including:

  •
  regional, domestic and international supply and demand;

  •
  availability and adequacy of transportation facilities;

  •
  energy legislation;

  •
  federal and state taxes, if any, on the sale or transportation of natural gas; and

  •
  abundance of supplies of alternative energy sources.

        If there are reductions in the average volume of natural gas we transport, our business, financial condition and results of operations could be materially adversely affected.

Fluctuations in energy commodity prices could adversely affect our business.

        Revenues generated by our transmission contracts depend on rates. If natural gas prices in the supply basins connected to our pipeline systems are higher than prices in other natural gas producing regions, especially Canada, our ability to compete with other transporters may be negatively impacted.

Our pipeline revenues are generated under contracts that must be renegotiated periodically.

        Our pipeline revenues are generated under natural gas transportation contracts that expire periodically and must be replaced approximately every three years, on average. Although we actively pursue the renegotiation, extension and/or replacement of these contracts, we cannot assure you that we will be able to extend or replace these contracts when they expire or that the terms of any renegotiated contracts will be as favorable as the existing contracts.

        In particular, our ability to extend and replace transportation contracts could be harmed by factors we cannot control, including:

  •
  the proposed and actual construction by other companies of additional pipeline capacity in markets serviced by us;

  •
  changes in state regulation of local distribution companies, which may cause them to negotiate short-term contracts;

  •
  reduced demand due to higher natural gas prices;

  •
  the availability of alternative energy sources or supply points; and

  •
  the viability of any proposed expansion projects.

        If we are unable to renew, extend or replace these contracts, or if we renew them on less favorable terms, we may suffer a material reduction in our revenues and earnings.

Our pipeline business is dependent on a small number of customers for a significant percentage of our sales.

        During the year ended December 31, 2003, sales to ProLiance Energy, LLC, a nonaffiliated local distribution company and gas marketer, accounted for approximately 16% of our total combined twelve months operating revenue, sales to BG LNG Services, a nonaffiliated gas marketer, accounted for approximately 15% of our total combined twelve months operating revenue, and sales to subsidiaries of our former parent, CMS, primarily Consumers Energy Company, also accounted for approximately 12% of our total combined twelve months operating revenue. No other customer accounted for 10% or more of our total combined twelve months operating revenue during the same period. Aggregate sales to our top 10 customers accounted for approximately 69% of our total combined twelve months operating revenue during the year ended December 31, 2003. In 2003, some of the ProLiance contracts that form a part of our overall agreement with ProLiance Energy, LLC were renegotiated and extended through 2009. While we believe that we have strong relationships with all of our significant customers, the loss of one or more significant customers would have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to operational hazards and uninsured risks.

        Our operations are subject to the inherent risks normally associated with pipeline operations, including pipeline ruptures, explosions, pollution, release of toxic substances, fires and adverse weather conditions, and other hazards, any of which could result in damage to or destruction of our facilities or our or others' property. These occurrences could also result in personal injury or death. If any of these events were to occur, we could suffer substantial losses.

        While we maintain insurance against many of these risks, our business, financial condition and results of operations could be adversely affected if a significant event occurs that is not fully covered by insurance.

We are controlled by Southern Union.

        We are an indirect wholly-owned subsidiary of Southern Union Company. Southern Union executives serve as the Board of Managers and as executive officers of Panhandle. Accordingly, Southern Union controls and directs all our business affairs and may unilaterally effect changes to our management team and decide all matters submitted for member approval. In circumstances involving a conflict of interest between Southern Union, on the one hand, and our creditors, on the other hand, we can give no assurance that Southern Union would not exercise its power to control us in a manner that would benefit Southern Union to the detriment of our creditors.

        The indenture imposes some limitations in some circumstances on our ability to pay dividends or to make other payments or loans to Southern Union. See "Description of the Senior Notes—Certain Covenants". The indenture does not otherwise restrict our ability to enter into transactions with Southern Union or their terms, including transportation and storage services, fees for other services provided to us or by us, cost allocations such as for management time and related overhead, shared benefit plans and income taxes, which could result in our costs for such items exceeding what we might incur if we were not affiliated with Southern Union.

Risks That Relate To This Offering

The indenture may restrict our ability to enter into certain transactions.

        Our indenture provides that a change in our federal income tax status or a change in the deemed issuer of the senior notes for federal income tax purposes may give rise to an event of default under the indenture unless we provide an opinion of counsel to the effect that there will be no federal income tax consequences to the holders or holders of more than 50% in principal amount of the senior notes consent to the change. This restriction may limit Southern Union's and our ability to respond to changing business and economic conditions and engage in opportunistic transactions. See "Description of the Senior Notes—Events of Default."

There has been no prior market for the senior notes and if an active trading market does not develop, you may not be able to resell your senior notes.

        The senior notes are a new issue of securities with no established trading market. In addition, the senior notes have not been registered under the Securities Act. Accordingly, the senior notes may only be offered or sold pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement. We cannot assure you that a liquid or active trading market will develop for the senior notes. If an active trading market for the senior notes does not develop, the market price and liquidity of the senior notes may be adversely affected and you may not be able to resell your senior notes at their fair market value or at all. If the senior notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. Some of the initial purchasers have advised us that they presently intend to make a market in the senior notes after completion of this offering. However, the initial purchasers are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We do not intend to apply for listing of the senior notes on any national securities exchange or for quotation of the senior notes on any automated dealer quotation system.

Consequences of Failure to Tender—Failure to tender your original notes for exchange notes could limit your ability to resell the original notes.

        The original notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your original notes for exchange notes under the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the original notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the original notes under the Securities Act except in the limited circumstances provided under the registration rights agreement. In addition, if you want to exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities, and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Trading Market for original notes—The issuance of the exchange notes may adversely affect the market for the original notes.

        To the extent the original notes are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted original notes could be adversely affected.

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the exchange notes offered by this prospectus. In consideration for issuing the exchange notes contemplated by this prospectus, we will receive the original notes in like principal amount, the form and terms of which are substantially the same as the form and terms of the exchange notes. The original notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness. We have agreed to bear the expense of the exchange offer. No underwriter is being used in connection with the exchange offer.

        The net proceeds received by us from the original notes offering, after deducting the initial purchasers' discount and expenses related to the offering were approximately $198,810,000. We used the net proceeds from the sale of the original notes to payoff certain indebtedness, including $146,080,000 principal amount of our 6.125% senior notes that were due March 15, 2004 plus accrued but unpaid interest through maturity. We anticipate we may use a portion of the remaining net proceeds from the original notes offering to pay off at maturity $52,455,000 principal amount of our 7.875% senior notes due August 15, 2004, plus accrued but unpaid interest through maturity. The net proceeds will also be used for general corporate purposes, including payment of the costs associated with the offering of the original notes and this exchange offer.

CAPITALIZATION

        The following table sets forth our capitalization at December 31, 2003.

        The information in this table does not give effect to any other events subsequent to December 31, 2003. You should read the information in this table along with the financial information included in, or incorporated by reference into, this prospectus.

	As of December 31, 2003
	Historical	As Adjusted
Debt:
6.125% senior notes due 2004	$146,080	$—
7.875% senior notes due 2004(1)	$52,455	$52,455
4.800% senior notes due 2008, series A	$300,000	$300,000
6.500% senior notes due 2009	$60,623	$60,623
8.250% senior notes due 2010, series B	$40,500	$40,500
6.050% senior notes due 2013, series A	$250,000	$250,000
7.000% senior notes due 2029	$66,305	$66,305
LNG bank loans (floating rate)	$269,570	$269,570
Net (discount) premium	$19,911	$18,737
2.750% senior notes due 2007, series A	$—	$200,000

Total debt	$1,205,444	$1,258,190
Current portion of long-term debt	$(209,671)	$(63,591)
Total debt, excluding current portion	$995,773	$1,194,599

Equity:
Owner's equity	$646,818	$646,818

Total capitalization, including current portion of long-term debt	$1,852,262	$1,905,008

(1)
We anticipate we may use a portion of the approximately $52,730,000 net proceeds available after repayment of the $146,080,000 principal amount of senior notes due March 15, 2004 and related expenses from this offering to pay off at maturity $52,455,000 principal amount of our 7.875% senior notes due August 15, 2004, plus accrued but unpaid interest through maturity. See "Use of Proceeds."

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the consolidated ratio of earnings to fixed charges on an historical basis for the periods June 12 through December 31, 2003 and January 1 through June 11, 2003, each of the years ended December 31, 2002, 2001 and 2000, and for the periods March 29 through December 31, 1999 and January 1 through March 28, 1999. Post-acquisition financial statements reflect a new basis of accounting and pre-acquisition period and post-acquisition period financial results (separated by a heavy black line) are presented but are not comparable. The heavy black line separating January 1 through June 11, 2003 from June 12 through December 31, 2003 relates to the acquisition of Panhandle by Southern Union from CMS, effective June 11, 2003. The heavy black line separating January 1 through March 28, 1999 from March 29 through December 31, 1999 relates to the acquisition of Panhandle by CMS from Duke Energy, effective March 28, 1999.

			Years Ended December 31,
	June 12- December 31, 2003	January 1- June 11, 2003				March 29- December 31, 1999	January 1- March 28- 1999
			2002	2001	2000
Ratio of Earnings to Fixed Charges:	4.0	3.1	2.4	2.0	2.2	2.1	3.6

        Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include capitalized interest, a portion of rent expense representative of interest and interest expense, which includes debt premium and discount amortization and amortization of debt issuance costs.

        Each of the ratios of earnings to fixed charges for the periods June 12 through December 31, 2003 and January 1 through June 11, 2003 and for the periods March 29 through December 31, 1999 and January 1 through March 28, 1999, reflect the seasonal nature of our business. Demand for gas transmission on our pipeline systems and throughput are highest, and a higher portion of our revenues are earned, during the colder period in the first and fourth quarters. Accordingly, these results are not indicative of our full year or future performance. Additionally, due to the nature of the short time frame of certain of the periods described above, the results do not reflect the actual results that would have been achieved on an annual basis.

        The ratio for the period June 12 through December 31, 2003 benefits from debt premium amortization recorded following Southern Union's acquisition of Panhandle, which lowers book interest expense but does not lower actual cash interest payments.

        The ratios for the years ended December 31, 2002 and 2001 have been revised to reflect the application of SFAS 145, which requires that gains and losses on debt extinguishments no longer be classified as extraordinary items in the amounts of $0.6 million, net of tax gain, and ($2.0) million, net of tax loss, respectively.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION+,++

        The following tables set forth our selected historical consolidated financial information for the periods and as of the dates indicated. The selected historical consolidated financial information as of December 31, 2003, 2002, 2001, 2000, 1999, and for January 1 through June 11, 2003 and June 12, 2003 through December 31, 2003, for the years ended December 31, 2002, 2001, and 2000, for January 1 through March 28, 1999 and March 29, through December 31, 1999, set forth below has been derived from our audited consolidated financial statements and the related notes, which are incorporated by reference into this prospectus. Post-acquisition financial statements reflect a new basis of accounting and pre-acquisition period and post-acquisition period financial results (separated by a heavy black line) are presented but are not comparable. The heavy black line separating January 1 through June 11, 2003 from June 12 through December 31, 2003 relates to the Panhandle acquisition. The heavy black line separating January 1 through March 28, 1999 from March 29 through December 31, 1999 relates to the acquisition of Panhandle by CMS from Duke Energy, effective March 28, 1999. The results of operations for the interim periods are not necessarily indicative of the future results of operations that may be expected for the entire year. You should read the information in the following table together with our consolidated financial statements and the related notes thereto, and other financial information included in or incorporated by reference into this prospectus. The historical consolidated financial information has been revised to reflect the application of SFAS 145, which dictates that gains and losses on debt extinguishments are no longer classified as extraordinary items, and have been reclassified to Other income (losses), net.

			Year Ended December 31,
	June 12- December 31, 2003	January 1- June 11, 2003				March 29- December 31, 1999	January 1- March 28, 1999
			2002	2001	2000
	(in millions)
Consolidated statements of operations data:
Operating revenue	$269	$234	$484	$514	$483	$343	$128
Operating expenses
Operation, maintenance and general	118	91	202	250	211	151	40
Depreciation and amortization	33	23	51	69	65	44	14
General taxes	15	12	22	27	23	22	7

Total operating expenses	166	126	275	346	299	217	61

Pretax operating income	103	108	209	168	184	126	67
Other income (losses), net	7	6	(14)	6	8	2	4
Interest expense
Interest on long-term debt	26	33	74	84	82	59	5
Other interest	—	2	2	(1)	3	1	13

Total interest expenses	26	35	76	83	85	60	18
Minority interest	—	—	4	—	—	—	—
Income before income taxes	84	79	115	91	107	68	53
Income taxes	33	31	46	37	43	27	20

Income before cumulative effect of change in accounting principle	51	48	69	54	64	41	33
Cumulative effect of change in accounting principle, net of tax:
Goodwill, FAS 142	—	—	(369)	—	—	—	—
Asset retirement obligations, FAS 143	—	2	—	—	—	—	—

Consolidated net income (loss)	$51	$50	$(300)	$54	$64	$41	$33

Consolidated balance sheet data as of end of period:
Net property, plant and equipment	$1,952		$1,621	$1,588	$1,600	$1,500
Investments and other assets	33		156	121	21	14
Total current assets	265		342	483	427	272
Goodwill, net			113	714	753	774
Other intangibles, net	31

Total assets	$2,281		$2,232	$2,906	$2,801	$2,560

Long-term debt, including current portion	1,205		1,162	1,297	1,193	1,094
Short-term notes	—		30	—	—	—
Other current liabilities	179		153	219	266	204
Deferred income taxes and other non-current liabilities	250		135	266	220	134
Owner's equity	647		752	1,124	1,122	1,128

Total liabilities and owner's equity	$2,281		$2,232	$2,906	$2,801	$2,560

+
On June 11, 2003, Southern Union acquired us from CMS Energy Corporation. On June 19, 2003, we converted from a Delaware corporation to a Delaware limited liability company in a restructuring in connection with the Panhandle acquisition.

++
Our summary historical consolidated financial information includes the results of operations, assets and liabilities of Centennial Pipeline, LLC and Guardian Pipeline L.L.C. These operations, assets and liabilities no longer form a part of our business.

BUSINESS

        The following discussion highlights certain important facts regarding us, our subsidiaries and our current and proposed business activities.

Overview

        We operate a large natural gas pipeline network, consisting of more than 10,000 miles of pipeline and a LNG regasification plant. The pipeline network, consisting of the Panhandle transmission system, the Trunkline Gas Company transmission system and the Sea Robin transmission system, provides approximately 500 customers in the Midwest and Southwest with a comprehensive array of transportation and storage services. Our pipeline network transports an estimated 6% of the natural gas consumed in the United States and an estimated 20% of the natural gas consumed in the Midwest. Our major customers include 25 utilities located primarily in the United States Midwest market area, which encompasses large portions of Illinois, Indiana, Michigan, Missouri, Ohio and Tennessee. We refer to the pipeline businesses of Panhandle and our subsidiary, Trunkline Gas Company, LLC, as the "interstate transmission and storage operations."

Interstate Transmission and Storage Operations

        Our interstate transmission and storage operations have more than 10,000 miles of pipeline in the United States. With approximately 6,500 miles of pipeline, our Panhandle natural gas transmission system consists of four large diameter pipelines extending approximately 1,300 miles from producing areas in the Anadarko Basin of Texas, Oklahoma and Kansas through the states of Missouri, Illinois, Indiana, Ohio and into Michigan. Our Trunkline transmission system consists of two large diameter pipelines with an aggregate of approximately 3,500 miles of pipeline which extend approximately 1,400 miles from the Gulf Coast areas of Texas and Louisiana through the states of Arkansas, Mississippi, Tennessee, Kentucky, Illinois and Indiana to a point on the Indiana-Michigan border. Our Sea Robin transmission system consists of two offshore Louisiana natural gas supply systems and is comprised of approximately 400 miles of pipeline extending approximately 81 miles into the Gulf of Mexico.

        In connection with our gas transmission systems, we own and operate 47 compressor stations and have five gas storage fields located in Illinois, Kansas, Louisiana, Michigan and Oklahoma with an aggregate storage capacity of approximately 72 bcf. We also have contracts with third parties for approximately 18 bcf of storage for a total of approximately 90 bcf of total storage capacity.

        A significant portion of our revenue comes from long-term service agreements with local distribution company customers and their affiliates. We also provide firm transportation services under contract to gas marketers, producers, other pipelines, electric power generators and a variety of end-users. In addition, the pipelines offer both firm and interruptible transportation to customers on a short-term or seasonal basis. Demand for gas transmission on our pipeline systems is seasonal, with the highest throughput and a higher portion of revenues occurring during the colder period in the first and fourth quarters. We derive our estimated 2.5 bcf per day of natural gas supply from various locations and suppliers on our Midcontinent system, from supply sourced in the offshore Gulf Coast and Gulf of Mexico and from imports through Trunkline LNG.

LNG Business

        Through our subsidiary, Trunkline LNG Company, LLC, we own a liquefied natural gas terminal in Lake Charles, Louisiana. Our LNG facility has a sustainable send out capacity of approximately .63 bcf per day which is one of the largest operating LNG facilities in North America. As a liquid, natural gas can be cost efficiently stored and transported in LNG ocean tankers. Through the process of regasification, LNG terminals return liquefied natural gas to a gaseous state for delivery into the interstate pipeline system.

        In May 2001, Trunkline LNG signed an agreement with BG Group plc that provides for a 22-year contract, beginning January 2002, for all the uncommitted capacity at the Lake Charles, Louisiana facility, up to the total storage capacity of 6.3 bcf and sustainable send out deliverability of approximately .63 bcf per day. Trunkline LNG's peak rate send out capability is 1.0 bcf per day. Rates applicable under the BG contract are subject to a moratorium with BG LNG Services through 2015.

        In October 2001, Trunkline LNG announced the planned expansion of the Lake Charles facility to provide an additional 3.0 bcf of storage capacity and an additional .57 bcf per day of deliverability ("Phase I"). The facility will have a total of approximately 1.2 bcf per day of sustainable send out capacity upon completion of the expansion. This additional capacity has also been contracted by BG Group. In December 2002, FERC approved the expansion of the LNG regasification terminal. The expanded facility is currently expected to be in operation by the end of 2005.

        On February 2, 2004, Trunkline LNG announced the Phase II modification of its expansion of the Lake Charles facility, which expansion is subject to FERC approval. With the Phase II modification, sustainable send out capacity from the Lake Charles terminal will increase to approximately 1.8 bcf per day, with a peak send out capacity of 2.1 bcf per day. This additional capacity is also fully contracted to BG LNG subject to timely completion of construction of this facility. Also, Trunkline Gas Company plans to build a second natural gas pipeline from the LNG terminal to its mainline to accommodate such additional capacity.

Competition

Interstate transmission and storage operations.

        The interstate gas pipeline business is highly competitive. Within the gas pipeline business, our competitors include major pipeline companies which may be larger and possess greater resources. Our interstate pipelines compete with other interstate and intrastate pipeline companies in the transportation and storage of natural gas. The principal elements of competition among pipelines are rates, terms of service and flexibility and reliability of service. Our direct competitors include Alliance Pipeline LP, ANR Pipeline Company, Natural Gas Pipeline Company of America, Northern Border Pipeline Company, Texas Gas Transmission Corporation, Northern Natural Gas Company and Vector Pipeline in the Midwest market area.

        Natural gas competes with other forms of energy available to our customers and end-users, including electricity, coal and fuel oils. The primary competitive factor is price. Changes in the availability or price of natural gas and other forms of energy, the level of business activity, conservation, legislation and governmental regulations, the capability to convert to alternative fuels and other factors, including weather and natural gas storage levels, affect the demand for natural gas in the areas we serve.

LNG operations.

        Trunkline LNG is a supplier of liquefied natural gas regasification service and, as such, is in direct competition with other LNG terminals and natural gas production areas.

Regulation

        Under the Natural Gas Act and, to a lesser extent, the Natural Gas Policy Act of 1978, FERC regulates both the performance of interstate transportation and storage services by interstate natural gas pipeline companies and the rates charged for such services. As such, FERC has comprehensive jurisdiction over us and our subsidiaries as natural gas companies within the meaning of the Natural Gas Act. FERC jurisdiction relates, among other things, to the acquisition, operation and disposal of assets and facilities and to the service provided and rates charged.

        FERC has authority to regulate rates and charges for both transportation and storage of natural gas in interstate commerce. FERC also has authority over the construction and operation of pipeline and related facilities utilized in the transportation and sale of natural gas in interstate commerce, including the extension, enlargement or abandonment of service using such facilities. We and our subsidiaries hold certificates of public convenience and necessity issued by FERC, authorizing them to construct and operate the pipelines, facilities and properties now in operation for which such certificates are required, and to transport and store natural gas in interstate commerce.

        With the adoption of FERC Order No. 636 in April 1992 FERC required interstate natural gas pipelines that perform open access transportation under blanket certificates to "unbundle" or separate their traditional merchant sales services from their transportation and storage services and to provide comparable transportation and storage services with respect to all natural gas supplies, whether the natural gas is purchased from the pipeline or from other merchants such as marketers or producers. Each interstate natural gas pipeline must now separately state the applicable rates for each unbundled service.

        On November 25, 2003, FERC issued Order No. 2004, adopting new standards of conduct to apply uniformly to natural gas pipeline companies (collectively, "Transmission Providers"). These standards of conduct govern the relationship between Transmission Providers and their energy affiliates and are designed to prevent Transmission Providers from giving their energy affiliates unduly preferential treatment. The standards of conduct are also designed to ensure that Transmission Providers offer service to all customers on a non-discriminatory basis. We are considered a Transmission Provider under the new standards of conduct and we expect to have one or more energy affiliates subject to the restrictions contained therein. All Transmission Providers must, and we expect to, comply with the new standards of conduct by June 1, 2004.

        The Secretary of Energy regulates the importation and exportation of natural gas and has delegated various aspects of this jurisdiction to FERC and the DOE's Office of Fossil Fuels.

        We are also subject to the Natural Gas Pipeline Safety Act of 1968 and the Pipeline Safety Improvement Act of 2002, which regulates the safety of gas pipelines. In addition, we are subject to the Hazardous Liquid Pipeline Safety Act of 1979, which regulates oil and petroleum pipelines.

        In 2002, the U.S. Congress enacted the Pipeline Safety Improvement Act ("PSIA"). Final regulations implementing the PSIA took effect on January 14, 2004. The PSIA makes numerous changes to pipeline safety law, the most significant of which is the requirement that operators of pipeline facilities implement written pipeline integrity management programs. Such programs must include a baseline integrity assessment of each transmission facility, which must be completed within 10 years of the enactment of the PSIA. We are subject to the PSIA. Compliance with the PSIA and related regulations have resulted in increased costs. However, based on current information, these costs have not had, and we do not expect future costs to have, a material adverse effect on our results of operations.

Employees

        At December 31, 2003, we had over 1,000 full-time equivalent employees. Of these employees, 230 were represented by the Paper, Allied-Industrial Chemical and Energy Workers International Union, AFL-CIO, CLC. In June 2003, we entered into a new agreement with this union that expires in May 2006. The new agreement caps wage increases at 3% annually.

Insurance

        We maintain insurance coverage provided under our policies or policies of Southern Union similar to other comparable companies in the same lines of business. The insurance policies are subject to terms, conditions, limitations and exclusions that might not fully compensate us for all losses. Furthermore, as we renew our policies, it is possible that full insurance coverage may not be obtainable on commercially reasonable terms due to the recent more restrictive insurance markets.

Legal Proceedings

        We are involved in legal, tax and regulatory proceedings before various courts, regulatory commissions and governmental agencies regarding matters arising in the ordinary course of business, some of which involve substantial amounts. Where appropriate, we have made accruals in accordance with SFAS No. 5 in order to provide for such matters. Management believes the final disposition of these proceedings will not have a material adverse effect on our business, financial condition and results of operations.

Environmental

        Our interstate natural gas transportation operations are subject to federal, state and local regulations, including with respect to air and water pollution control, hazardous and solid waste management, remediation of currently or formerly owned or operated sites and third party waste disposal sites and other matters. Our current insurance coverages do not extend to certain environmental clean-up costs such as claims for air pollution, some past PCB contamination and for some long-term storage or disposal of pollutants. However, we do not anticipate that compliance with federal, state and local provisions regulating the discharge of materials into the environment or otherwise protecting the environment will have a material adverse effect on our business, financial condition and results of operations.

THE EXCHANGE OFFER

Registration Rights

        Because this section is a summary, it does not describe every aspect of the registration rights agreement. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the registration rights agreement, including definitions of certain terms used in it. The registration rights agreement is filed with the Commission as exhibit 4(h) to the registration statement of which this prospectus is a part.

        We issued and sold the original notes to the initial purchasers on March 9, 2004. The initial purchasers subsequently sold the original notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Because the original notes are subject to transfer restrictions, we and the initial purchasers entered into the registration rights agreement under which we agreed to:

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  file a registration statement relating to a registered exchange offer (the "exchange offer") for the senior notes with the SEC on or prior to the 120th day after the date that the senior notes are first issued;

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  use our reasonable best efforts to cause the SEC to declare the exchange offer registration statement effective under the Securities Act no later than the 180th day after the senior notes are first issued;

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  use our reasonable best efforts to cause such registration statement to remain effective until the closing of the exchange offer; and

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  use our reasonable best efforts to complete the exchange offer no later than 40 days after the exchange offer registration statement becomes effective.

        The registration statement of which this prospectus is a part is the exchange registration statement described above, and the exchange offer described in this prospectus is the exchange offer referred to above. The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will be registered under the Securities Act and the registration rights and related additional interest payment provisions and the transfer restrictions applicable to the original notes are not applicable to the exchange notes. All of the exchange notes will be represented by one or more global notes in book-entry form unless exchanged for original notes of the applicable series in definitive certificated form under the limited circumstances described below under "Description of the Exchange Notes—Global Notes and Book-Entry System."

        Based on interpretive letters issued by the staff of the Commission to third parties in unrelated transactions, we are of the view that exchange notes issued in accordance with the exchange offer may be offered for resale, resold or otherwise transferred by any holder thereof (other than (1) any holder which is an "affiliate" of us within the meaning of Rule 405 under the Securities Act or (2) any broker-dealer that purchases notes from us to resell in accordance with Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holder's business and the holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes. If any holder is an "affiliate" of us within the meaning of Rule 405 under the Securities Act or tenders with the intent to participate, or for the purpose of participating, in the distribution of the exchange notes to be acquired in accordance with the exchange offer, the holder (1) could not rely on the applicable interpretations of the staff of the Commission and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds original notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution." We have not requested the staff of the Commission to consider the exchange offer in the context of a no-action letter, and there can be no assurance that the staff would take positions similar to those taken in the interpretive letters referred to above if we were to make a no-action request.

Shelf Registration

        We may be required to file a shelf registration statement to permit some or all holders of "Registrable Notes" (as defined below) who are not eligible to participate in the exchange offer to resell the Registrable Notes periodically without being limited by the transfer restrictions.

        We will only be required to file a shelf registration statement if:

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  there is a change in law or applicable interpretations of the law by the staff of the Commission, and as a result we are not permitted to effect the exchange offer as contemplated by the registration rights agreement;

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  (a) the exchange registration statement is not declared effective within 180 days after the date the original notes were issued or (b) the exchange offer is not consummated within 40 days after the exchange registration statement is declared effective, but we may terminate the shelf registration statement at any time, without penalty, if the exchange registration statement is declared effective or the exchange is consummated;

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  any holder of the original notes, other than the initial purchasers holding original notes acquired directly from us, is not eligible to participate in the exchange offer or elects to participate in the exchange offer but does not receive freely transferable exchange notes; or

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  requested by any of the initial purchasers within 90 days after the consummation of the exchange offer with respect to original notes acquired by it directly from us.

        If a shelf registration statement is required, we will:

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  file the shelf registration statement with the Commission no later than the 60th day after such filing obligation arises;

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  use our reasonable best efforts to cause the shelf registration statement to be declared effective by the Commission as promptly as practicable, but in no event later than the 90th day after the date the obligation to file such shelf registration statement arises; and

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  use our reasonable best efforts to keep the shelf registration statement continuously effective for a period of two years after the latest date on which any original notes were originally issued or, if earlier, until all the Registrable Notes covered by the shelf registration statement are sold thereunder, become eligible for resale pursuant to Rule 144(k) under the Securities Act or cease to be Registrable Notes.

        Notwithstanding the foregoing, during any 365-day period we may, by notice to holders of Registrable Notes, suspend the availability of a shelf registration statement and the use of the related prospectus for not more than an aggregate of 30 days during any 365-day period if:

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  the action is required by applicable law;

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  the action is taken by us in good faith and for valid business reasons, including the acquisition or divestiture of assets or a material corporate transaction or event; or

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  the happening of any event or the discovery of any fact that makes any statement made in the shelf registration statement or the related prospectus untrue in any material respect or constitutes an omission to state a material fact in the shelf registration statement or the related prospectus.

        Each holder of Registrable Notes will be required to discontinue disposition of Registrable Notes pursuant to the shelf registration statement upon receipt from us of notice of any events described in the preceding sentence or certain other events specified in the Registration Rights Agreement.

        The shelf registration statement will permit only certain holders to resell their senior notes from time to time. In particular, such holders must:

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  provide certain information in connection with the registration statement; and

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  agree in writing to be bound by all provisions of the Registration Rights Agreement (including certain indemnification obligations).

        A holder who sells senior notes pursuant to the shelf registration statement will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. If we are required to file a shelf registration statement, we will provide to each holder of the senior notes copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective. Such holder will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales, and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

Additional Interest

        If a Registration Default (as defined below) occurs, we will be required to pay additional interest to each holder of Registrable Notes. During the first 90-day period that a Registration Default occurs and is continuing, we will pay additional interest on the Registrable Notes at a rate of 0.25% per year. If a Registration Default occurs and is continuing for a period of more than 90 days, then the amount of additional interest we are required to pay on the Registrable Notes will increase, effective from and after the 91st day in such period, by an additional 0.25% per year until all Registration Defaults have been cured. However, in no event will the rate of additional interest exceed 0.50% per year. The additional interest will accrue only for those days that a Registration Default occurs and is continuing. All accrued additional interest will be paid to the holders of the original notes in the same manner as interest payments on the original notes, with payments being made on the interest payment dates for original notes. Following the cure of all Registration Defaults, no more additional interest will accrue unless a subsequent Registration Default occurs. Additional interest will not be payable on any original notes other than Registrable Notes.

        You will not be entitled to receive any additional interest on any Registrable Notes if you were, at any time while the exchange offer was pending, eligible to exchange, and did not validly tender, your Registrable Notes for exchange notes in the exchange offer.

        A "Registration Default" would occur if:

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  we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

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  any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness;

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  we fail to complete the exchange offer on or prior to the date specified for such completion; or

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  the shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of the applicable series of original notes during the periods specified in the registration rights agreement, except as a result of the exercise by us of our right to suspend use of the shelf registration statement and the related prospectus as described under "—Shelf Registration" above.

        "Registrable Notes" means the original notes and, in some circumstances, private exchange notes, if any, held by the initial purchasers; provided, however, that any original notes shall cease to be Registrable Notes when (1) a registration statement with respect to such original notes shall have been declared effective under the Securities Act and such original notes shall have been disposed of pursuant to the registration statement, (2) such original notes shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, (3) such original notes shall have ceased to be outstanding or (4) such original notes have been exchanged for exchange notes which have been registered pursuant to the exchange registration statement upon consummation of the exchange offer subject, in the case of this clause (4), to certain exceptions.

Purpose and Effect of the Exchange Offer

        We will keep the exchange offer open for at least 20 business days (or longer, if required by applicable law or otherwise extended by us, at our option) after the date notice of the exchange offer is mailed to the holders of the original notes. During the exchange offer, we will offer to all holders of original notes who are legally eligible to participate in the exchange offer the opportunity to exchange their original notes for the applicable series of exchange notes.

        Under existing interpretations of the Securities Act by the staff of the Commission contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act (subject to certain representations required to be made by each holder of original notes, as set forth below) and without prospectus delivery requirement. Any purchaser, however, of original notes (1) who is one of our "affiliates," or (2) who participates, who intends to participate or has an arrangement or understanding with any person to participate, in the exchange offer for the purpose of distributing the exchange notes or who is a broker-dealer who purchased original notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (1) will not be able to rely on the interpretations of the staff of the Commission, (2) will not be able to tender its original notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the original notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        By tendering its original notes for exchange notes in the exchange offer, each holder, other than a broker-dealer, will represent to Panhandle that:

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  any exchange notes it receives will be acquired in the ordinary course of its business;

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  it has no arrangement or understanding with any person to participate in the distribution of the original notes or exchange notes;

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  it is not our "affiliate" (as defined in Rule 405 under the Securities Act); and

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  it is not acting on behalf of any person who could not truthfully make the foregoing representations.

        If a holder of original notes is engaged in or intends to engage in a distribution of the exchange notes or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each participating broker-dealer (as defined below) must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such participating broker-dealer as a result of market-making activities or other trading activities. Panhandle has agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, it will make this prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Terms of the Exchange Offer; Period for Tendering Original Notes

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal (which together constitute the exchange offer), we will accept for exchange original notes which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. The expiration date of the exchange offer shall be 5:00 p.m., Eastern Time, on                        , 2004, unless extended by us, in our sole discretion.

        As of the date of this prospectus, $200 million aggregate principal amount of the 2.75% original notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about May 21, 2004, to all holders of original notes known to us. Our obligation to accept original notes for exchange pursuant to the exchange offer is subject to conditions as set forth under "—Conditions to the Exchange Offer" below.

        We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for any exchange of any original notes, by giving notice of the extension to the holders of original notes as described below. During any extension, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

        We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "—Conditions to the Exchange Offer." We will give notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable, the notice in the case of any extension to be issued no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled expiration date of the exchange offer.

        Holders of original notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer.

Procedures for Tendering Original Notes

        The tender to us of original notes by a holder of original notes as set forth below and the acceptance of the tender by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender original notes for exchange under the exchange offer must transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to J.P. Morgan Trust Company, N.A.

at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, the exchange agent must receive:

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  certificates for the original notes along with the letter of transmittal;

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  prior to the expiration date, a timely confirmation of a book-entry transfer of the original notes into the exchange agent's account at DTC in accordance with the procedure for book-entry transfer described below; or

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  the holder must comply with the guaranteed delivery procedures described below.

        The method of delivery of original notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or original notes to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the original notes surrendered for exchange are tendered:

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  by a registered holder of the original notes who has not completed the box entitled "Special Issuance Instruction" or "Special Delivery Instruction" on the letter of transmittal; or

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  for the account of a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each an "eligible institution").

        In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by a firm which is an eligible institution. If original notes are registered in the name of a person other than a signer of the letter of transmittal, the original notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the signature on the original notes guaranteed by a firm which is an eligible institution.

        Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and who wishes to tender, should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's original notes, either (1) make appropriate arrangements to register ownership of the original notes in the owner's name or (2) obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance of original notes tendered for exchange will be determined by us in our sole discretion. This determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular original notes not properly tendered or to not accept any particular original notes which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular original notes either before or after the expiration date (including the right to waive the ineligibility of any holder who seeks to tender original notes in the exchange offer). The interpretation of the terms and conditions of the exchange offer as to any particular original notes either before or after the expiration date (including the letter of transmittal and the instructions to the letter of transmittal) by us shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes for exchange must be cured within a reasonable period of time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity regarding any tender of original notes for exchange, nor shall any of them incur any liability for failure to give notification.

        If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered, and will issue the exchange notes promptly after acceptance of the original notes. See "—Conditions to the Exchange Offer" below. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral and written notice to the exchange agent.

        The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes, or if no interest has been paid on the original notes, from March 9, 2004. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from March 9, 2004. Original notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the exchange offer and will be deemed to have waived their rights to receive accrued interest on the original notes.

        In all cases, issuance of exchange notes for original notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of (1) certificates for the original notes or a timely confirmation of a book-entry transfer of the original notes into the exchange agent's account at DTC, (2) a properly completed and duly executed letter of transmittal and (3) all other required documents. If any tendered original notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if original notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes (or, in the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC according to the book-entry transfer procedures described below, the non-exchanged original notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration of the exchange offer.

Book-Entry Transfer

        Any financial institution that is a participant in DTC's systems may make book-entry delivery of original notes by causing DTC to transfer the original notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of original notes may be effected through book-entry transfer at DTC, the letter of transmittal or facsimile of the letter of transmittal with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth below under "—Exchange Agent" on or prior to the expiration date, unless the holder has strictly complied with the guaranteed delivery procedures described below.

        We understand that the exchange agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program to tender original notes. We further understand that the exchange agent will request, within two business days after the date the exchange offer commences, that DTC establish an account for the original notes for the purpose of facilitating the exchange offer, and any participant may make book-entry delivery of original notes by causing DTC to transfer the original notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program procedures for transfer. However, the exchange of the original notes so tendered will only be made after timely confirmation of the book-entry transfer and timely receipt by the exchange agent of, in addition to any other documents required, an appropriate letter of transmittal with any required signature guarantee and an agent's message, which is a message, transmitted by DTC and received by the exchange agent and forming part of a confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant tendering original notes which are the subject of the confirmation of a book-entry transfer and that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against that participant.

Guaranteed Delivery Procedures

        If a registered holder of the original notes desires to tender the original notes and the original notes are not immediately available, or time will not permit the holder's original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may nonetheless be effected if:

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  the tender is made through an eligible institution;

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  prior to the expiration date, the exchange agent received from the eligible institution a properly completed and duly executed letter of transmittal (or a facsimile of the letter of transmittal) and notice of guaranteed delivery, substantially in the form provided by us (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of original notes and the amount of original notes tendered, stating that the tender is being made and guaranteeing that within five (5) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered original notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

  •
  the certificates for all physically tendered original notes, in proper form for transfer, or a confirmation of a book-entry transfer, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five (5) New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw any tenders of original notes at any time prior to 5:00 p.m., Eastern Time, on the expiration date.

        For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at the address set forth below under "—Exchange Agent." Any notice of withdrawal must:

  •
  specify the name of the person having tendered the original notes to be withdrawn;

  •
  identify the original notes to be withdrawn (including the principal amount of the original notes); and

  •
  where certificates for original notes have been transmitted specify the name in which the original notes are registered, if different from that of the withdrawing holder.

        If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

        If original notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of the facility. All questions as to the validity, form and eligibility (including time of receipt) of the notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder (or in the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC according to the book-entry transfer procedures described above, the original notes will be credited to an account maintained with DTC for the original notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under "—Procedures for Tendering Original Notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes and may terminate or amend the exchange offer if at any time before the acceptance of the original notes for exchange or the exchange of exchange notes for the original notes, we determine that:

  •
  the exchange offer does not comply with any applicable law or any applicable interpretation of the staff of the Commission;

  •
  we have not received all applicable governmental approvals; or

  •
  any actions or proceedings of any governmental agency or court exist which could materially impair our ability to consummate the exchange offer.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of that right and each right shall be deemed an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if at that time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. In any event, we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

        J.P. Morgan Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should also be directed to the exchange agent at the address set forth below.

By Mail (Certified, Registered, Overnight or First Class) or Hand Delivery
J.P. Morgan Trust Company, N.A.
Institutional Trust Services
Attn: Louis Runnels
2001 Bryant Street, 9th Floor
Dallas, Texas 75201

Telephone Number
1-800-275-2048

Fees and Expenses

        We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

        The expenses to be incurred in connection with the exchange offer will be paid by us. These expenses include reasonable and customary fees and expenses of the exchange agent and trustee under the indenture, accounting and legal fees and printing costs, among others.

Accounting Treatment

        The exchange notes will be recorded at the same carrying amount as the original notes, which is the principal amount as reflected in our accounting records on the date of the exchange and, accordingly, no gain or loss will be recognized. The debt issuance costs will be capitalized and amortized to interest expense over the term of the exchange notes.

Transfer Taxes

        Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes in connection with the tender, except that holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Resales of Exchange Notes

        To comply with the securities laws of applicable jurisdictions, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in the applicable jurisdictions or an exemption from registration or qualification is available and is complied with. We have agreed, under the registration rights agreement and subject to specified limitations therein, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of the applicable jurisdictions in the United States as any selling holder of the exchange notes reasonably requests in writing.

Consequences of Failure to Exchange

        Holders of original notes who do not exchange their original notes for exchange notes in the exchange offer will continue to be subject to the restrictions on transfer of the original notes as set forth in the legend on the original notes as a consequence of the issuance of the original notes in accordance with exemptions from, or in transactions not subject to, the registration requirements of, the Securities Act and applicable state securities laws. Holders of original notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer. In general, the original notes may not be offered or sold unless registered under the Securities Act, except in accordance with an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted original notes could be adversely affected.

DESCRIPTION OF THE EXCHANGE NOTES

        The senior notes were issued under the indenture between Panhandle and J.P. Morgan Trust Company, National Association, as trustee, dated as of March 29, 1999 (the "base indenture") as amended and supplemented by a Fourth Supplemental Indenture, dated March 12, 2004, establishing the senior notes. The base indenture, as so amended and supplemented by the Fourth Supplemental Indenture with respect to the senior notes as of March 12, 2004, is referred to in this prospectus as the "indenture." The senior notes and its corresponding exchange notes will constitute a single series of senior notes under the indenture. Accordingly, for purposes of determining whether holders of the requisite percentage in principal amount thereof have taken actions or exercised rights they are entitled to take or exercise under the indenture, the senior notes and the exchange notes corresponding thereto will vote together as a single class. Because this section is a summary, it does not describe every aspect of the indenture. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, including definitions of certain terms. You may obtain a copy of the indenture by requesting one from us or the trustee.

        The exchange notes will be initially limited to $200,000,000 aggregate principal amount, but we may "reopen" any series of senior notes and issue additional notes at any time. There is no limit on the aggregate principal amount of debt securities that may be issued under the indenture and we may issue other debt securities under the indenture, from time to time, in one or more series.

        The exchange notes will have terms substantially identical to the terms of the original notes except for the elimination of certain provisions relating to transfer restrictions and additional interest.

        You may find the definitions of some terms used in this description under the subheading "—Certain Definitions."

General

        As of December 31, 2003, we had outstanding approximately $1.205 billion aggregate principal amount of total indebtedness. None of this indebtedness will be senior to the notes (although the notes are structurally subordinated to $270 million of this indebtedness) and the notes will not be senior to such indebtedness. The notes will be our unsecured obligations. The notes will rank equally with all of our other unsecured and unsubordinated indebtedness and will rank senior to all of our subordinated debt. We currently have no subordinated debt outstanding. The indenture does not contain any debt covenants or provisions that limit our ability to incur additional debt.

        The exchange notes will be issued in the form of one or more permanent global certificates, in registered form, without coupons, in denominations of $1,000 or an integral multiple thereof as described under "—Global Notes and Book-Entry System." The "global notes" (as defined below) will be registered in the name of a nominee of DTC. Each global note (and any exchange note issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein as described under "—Global Notes and Book-Entry System." Except as set forth herein under "—Global Notes and Book-Entry System," owners of beneficial interests in a global note will not be entitled to have exchange notes registered in their names, will not receive or be entitled to receive physical delivery of any exchange note and will not be considered the registered holder of any exchange note under the indenture.

Issuance of Additional Notes

        We may, without the consent of the holders of the senior notes, increase the principal amount of the senior notes by issuing additional senior notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional senior notes. Each series of senior notes and any additional senior notes of the same series would rank equally and ratably and would be treated as a single class for all purposes under the indenture. The indenture provides that no additional senior notes of a series may be issued if any event of default has occurred with respect to that series of notes.

Payment and Maturity

        The notes will mature on March 15, 2007. The original notes bear, and the exchange notes will bear, interest at the rate set forth on the cover page of this prospectus. We will pay interest on the notes on March 15 and September 15 of each year, commencing September 15, 2004, to the registered holders thereof on the preceding March 1 and September 1, respectively. Payment of any interest due on the notes will be made only to the persons in whose names the notes are registered at the close of business on the record date for the applicable interest payment. In any case where any interest payment date, redemption date, repurchase date or maturity of any note will not be a Business Day (as hereinafter defined) at any place of payment, then payment of interest or principal (and premium, if any) need not be made on that date, but may be made on the next succeeding Business Day (unless that day would fall in a new calendar year in which case such payment may be made on the next preceding Business Day) at such place of payment with the same force and effect as if made on the interest payment date, redemption date, repurchase date or at maturity; and no interest will accrue on the amount so payable for the period from and after such interest payment date, redemption date, repurchase date or maturity, as the case may be, to such Business Day.

        All outstanding notes will be exchangeable, transfers of notes will be registrable, and principal of and interest on all notes will be payable, at the corporate trust office of the trustee at J.P. Morgan Trust Company, National Association, 227 West Monroe Street, 26th Floor, Chicago, Illinois 60603, Attention: Institutional Trust Services; provided that payment of interest may, at our option, be made by check mailed to the address of the person entitled thereto as it appears in the security register or by transfer to an account maintained by the payee with a bank located in the United States. Neither we nor the trustee will impose any service charge for any transfer or exchange of a senior note; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of notes.

Optional Redemption

        The notes will be redeemable as a whole or in part, at our option at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus accrued and unpaid interest thereon to the date of redemption.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the senior notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such senior notes.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with the Company.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

        "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston LLC and J.P. Morgan Securities Inc. or their affiliates plus three others which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of senior notes to be redeemed.

        Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the senior notes or portions thereof called for redemption.

        We may purchase notes in the open market, by tender or otherwise. If we purchase notes, we may hold, resell or surrender them to the trustee for cancellation. If applicable, we will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations in connection with any such purchase.

No Mandatory Redemption

        The original notes are not, and the exchange notes will not be, subject to mandatory redemption, and the original notes do not, and the exchange notes will not, have the benefit of a sinking fund.

Certain Covenants

Limitation on Restricted Payments

        The indenture provides that, so long as any of the notes are outstanding and during any time that such notes are rated below Baa3 (or an equivalent rating) by Moody's and below BBB- (or an equivalent rating) by Standard & Poor's, the provisions described in this "Limitation on Restricted Payments" will apply and we will not, and will not permit any of our Restricted Subsidiaries, directly or indirectly, to:

  (1)
  declare or pay any dividend or make any distribution on our Capital Stock to the direct or indirect holders of our Capital Stock (except dividends or distributions payable solely in our Non-Convertible Capital Stock or in options, warrants or other rights to purchase such Non-Convertible Capital Stock and except dividends or distributions payable to us or a Subsidiary of Panhandle);

  (2)
  purchase, redeem or otherwise acquire or retire for value any equity interest in us; or

  (3)
  make any Loan to Southern Union or any of its affiliates that is not our Subsidiary;

(any such dividend, distribution, purchase, redemption, other acquisition, retirement or loan described in (1) through (3) above being hereinafter referred to as a "Restricted Payment"), unless at the time we or our Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

  (1)
  no Event of Default, and no event that with the lapse of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing (or would result therefrom);

  (2)
  Our Fixed Charge Coverage Ratio is greater than or equal to 2.2; and

  (3)
  Our Leverage Ratio is less than or equal to 55%.

        Notwithstanding the foregoing, we or any of our Restricted Subsidiaries may declare, make or pay any Restricted Payment, if at the time we or our Restricted Subsidiary makes the Restricted Payment and after giving effect thereto:

  (1)
  no Event of Default, and no event that with the lapse of time or the giving of notice or both would constitute an Event of Default, shall have occurred and be continuing (or would result therefrom); and

  (2)
  the aggregate amount of the Restricted Payment and all other Restricted Payments made since the initial date of issuance of the notes would not exceed the sum of:

  (a)
  $175 million;

  (b)
  75% of Adjusted Consolidated Net Income accumulated since the initial date of issuance of the notes to the end of the most recent fiscal quarter ending at least 45 days prior to the date of the Restricted Payment; and

  (c)
  the aggregate net cash proceeds received by us after the date of issuance of the notes from capital contributions or the issuance of our Capital Stock to a person who is not our Subsidiary, or from the issuance to such a person of options, warrants or other rights to acquire our Capital Stock.

        None of the foregoing provisions will prohibit:

  (1)
  dividends or other distributions paid in respect of any class of Capital Stock issued by us in connection with the acquisition of any business or assets by us or a Restricted Subsidiary where the dividends or other distributions with respect to such Capital Stock are payable solely from the net earnings of the business or assets;

  (2)
  any purchase or redemption of our Capital Stock made by exchange for, or out of the proceeds of the substantially concurrent sale of, our Non-Convertible Capital Stock; or

  (3)
  dividends paid within 60 days after the date of declaration if at the date of declaration the dividends would have complied with this covenant.

Limitation on Liens

        The indenture provides that we will not, nor will we permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien upon any Principal Property, whether owned or leased on the date of the indenture or thereafter acquired, to secure any Debt of ours or any other Person (other than the notes), without in any such case making effective provision whereby all of the notes outstanding shall be secured equally and ratably with, or prior to, such Debt so long as such Debt shall be so secured.

        There is excluded from this restriction:

  (1)
  any Lien upon any property or assets of us or any Restricted Subsidiary in existence on the date of the indenture or created pursuant to an "after-acquired property" clause or similar term in existence on the date of the indenture or any mortgage, pledge agreement, security agreement or other similar instrument in existence on the date of the indenture;

  (2)
  any Lien upon any property or assets created at the time of acquisition of the property or assets by us or any Restricted Subsidiary or within 18 months after that time to secure all or a portion of the purchase price for the property or assets or Debt incurred to finance the purchase price, whether such Debt was incurred prior to, at the time of or within 18 months of the acquisition;

  (3)
  any Lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any Restricted Subsidiary (whether or not the obligations secured thereby are assumed by us or any Restricted Subsidiary);

  (4)
  any Lien upon any property or assets of a Person existing thereon at the time the Person becomes a Restricted Subsidiary by acquisition, merger or otherwise (whether or not the Lien was created in anticipation of the acquisition);

  (5)
  any Lien securing obligations assumed by us or any Restricted Subsidiary existing at the time of the acquisition by us or any Restricted Subsidiary of the property or assets subject to the Lien or at the time of the acquisition of the Person which owns the property or assets;

  (6)
  any Lien on property to secure all or part of the cost of construction or improvements thereon or to secure Debt incurred prior to, at the time of, or within 18 months after completion of the construction or making of the improvements, to provide funds for any such purpose;

  (7)
  any Lien in favor of us or any Restricted Subsidiary;

  (8)
  any Lien created or assumed by us or any Restricted Subsidiary in connection with the issuance of Debt the interest on which is excludable from gross income of the holder of such Debt pursuant to the Code or any successor statute, for the purpose of financing, in whole or in part, the acquisition or construction of property or assets to be used by us or any Subsidiary;

  (9)
  any Lien upon property or assets of any foreign Restricted Subsidiary to secure Debt of that foreign Restricted Subsidiary;

  (10)
  Permitted Liens;

  (11)
  any Lien created by any program providing for the financing, sale or other disposition of trade or other receivables classified as current assets in accordance with United States generally accepted accounting principles entered into by us or by our Subsidiary, provided that the program is on terms customary for similar transactions, or any document executed by any Subsidiary of Panhandle in connection therewith, provided that the Lien is limited to the trade or other receivables in respect of which the program is created or exists, and the proceeds thereof;

  (12)
  any Lien upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon the property or assets permitted by clauses (1) through (11), inclusive, above; or

  (13)
  any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refundings or replacements) of any Lien, in whole or in part, that is referred to in clauses (1) through (6), inclusive, above (and Liens related thereto referred to in clause (12)), or of any Debt secured thereby; provided, however, that the principal amount of Debt secured thereby may not exceed the greater of the principal amount of Debt so secured at the time of such extension, renewal, refinancing, refunding or replacement and the original principal amount of Debt so secured (plus in each case the aggregate amount of premiums, other payments, costs and expenses paid or incurred in connection with such extension, renewal, refinancing, refunding or replacement); provided further, however, that such extension, renewal, refinancing, refunding or replacement must be limited to all or a part of the property (including improvements, alterations and repairs on the property) subject to the encumbrance so extended, renewed, refinanced, refunded or replaced (plus improvements, alterations and repairs on the property).

        Notwithstanding the foregoing, under the indenture, we may, and may permit any Restricted Subsidiary to, create, assume, incur, or suffer to exist any Lien upon any Principal Property to secure Debt of ours or any other Person (other than the notes) that is not otherwise excepted by clauses (1) through (8), inclusive, above without securing the notes issued under the indenture, provided that the aggregate principal amount of all Debt then outstanding secured by such Lien and all similar Liens, together with all net sale proceeds from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by clauses (1) through (4), inclusive, of the first paragraph of the restriction on sale-leasebacks covenant described below) does not exceed the greater of 15% of Consolidated Net Tangible Assets or 15% of Total Capital.

Restriction on Sale-Leasebacks

        The indenture provides that we will not, nor will we permit any Restricted Subsidiary to, engage in a Sale-Leaseback Transaction, unless:

  (1)
  the Sale-Leaseback Transaction occurs within 18 months from the date of acquisition of the Principal Property subject thereto or the date of the completion of construction or commencement of full operations on the Principal Property, whichever is later;

  (2)
  the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than four years;

  (3)
  we or our Restricted Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject thereto (pursuant to clauses (1) through (13), inclusive, of the first paragraph of the limitation on liens covenant described above) in a principal amount equal to or exceeding the net sale proceeds from the Sale-Leaseback Transaction without securing the notes; or

  (4)
  we or our Restricted Subsidiary, within an 18-month period after the Sale-Leaseback Transaction, apply or cause to be applied an amount not less than the net sale proceeds from the Sale-Leaseback Transaction to (A) the repayment, redemption or retirement of our Funded Debt or that of any Subsidiary of Panhandle, or (B) investment in another Principal Property or in a Subsidiary of ours which owns another Principal Property.

        Notwithstanding the foregoing, under the indenture, we may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction that is not otherwise excepted by clauses (1) through (4), inclusive, of the above paragraph, provided that the net sale proceeds from the Sale-Leaseback Transaction, together with the aggregate principal amount of outstanding Debt (other than the notes) secured by Liens upon Principal Properties not excepted by clauses (1) through (13), inclusive, of the first paragraph of the limitation on liens covenant described above, do not exceed the greater of 15% of the Consolidated Net Tangible Assets or 15% of Total Capital.

Financial Information

        Whether or not required by the Commission's rules and regulations, so long as any notes are outstanding, we will furnish to the holders of notes, within the time periods specified in the Commission's rules and regulations:

  (1)
  all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if we were required to file such reports; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports.

        We will be required to prepare all such reports in all material respects in accordance with all applicable rules and regulations. We will include in each annual report on Form 10-K a report on our consolidated financial statements by our certified independent public accountants. In addition, we will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the applicable rules and regulations (unless the Commission will not accept such a filing) and make that information available to securities analysts and prospective investors upon request.

        We are currently required under the Exchange Act to file reports with the SEC. If we are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, we will nevertheless continue filing the reports specified in the preceding paragraphs with the SEC within the time periods specified above unless the SEC will not accept such a filing. We will agree not to take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept our filings for any reason, we will post the reports on our website within the time periods that would apply if we were required to file those reports with the SEC.

        In addition, we will agree that, for so long as any senior notes remain outstanding, at any time we are not required to file those reports with the SEC, we will furnish at our cost to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

        Any one of the following events constitutes an "Event of Default" under the indenture with respect to the notes:

  (1)
  our failure to pay the principal of, or premium, if any, on any note at its maturity;

  (2)
  our failure to pay any interest on any note when it becomes due and payable and continuance of such default for a period of 60 days;

  (3)
  our failure to perform any term, covenant or warranty contained in the indenture with respect to the notes for a period of 90 days upon giving written notice as provided in the indenture;

  (4)
  the occurrence of certain events of our bankruptcy, insolvency or reorganization; or

  (5)
  as a result of any action taken by us or our direct or indirect equity holders, there is a change in our federal income tax status or a change in the deemed issuer of the indebtedness for federal income tax purposes, unless (i) holders of more than 50% in principal amount of the notes consent to such change or (ii) (a) we certify to the trustee that we have received a ruling from the IRS or (b) we deliver to the trustee an opinion of nationally recognized independent counsel reasonably acceptable in form and substance to the trustee, in either case to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of the change and that such holders will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the change had not occurred.

        If an Event of Default with respect to the notes occurs and is continuing, either the trustee or the holders of at least 33% in aggregate principal amount of the outstanding notes by notice as provided in the indenture may declare the principal amount of all the notes to be due and payable immediately. At any time after a declaration of acceleration with respect to notes has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding notes, under certain circumstances, may rescind and annul such acceleration.

        The indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes; provided, however, that the trustee shall not be obligated to take any action unduly prejudicial to holders not joining in such direction or involving the trustee in personal liability.

        The holders of a majority in aggregate principal amount of the outstanding notes of the respective series may, on behalf of all holders of the notes, waive any past default under the indenture with respect to any such notes, except a default:

  (1)
  in the payment of principal of, or premium, if any, or any interest on any of the notes; or

  (2)
  in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each of the outstanding notes affected.

        We are required to furnish to the trustee annually a statement as to the performance of our obligations under the indenture and as to any default in our performance.

Legal and Covenant Defeasance

        The indenture provides that we will be discharged from any and all obligations in respect of the outstanding notes (excluding, however, certain obligations, such as the obligation to register the transfer or exchange of such outstanding notes, to replace stolen, lost, mutilated or destroyed certificates, and to maintain paying agencies) on the 123rd day following the deposit referred to in the following clause (1), subject to the following conditions: (1) the irrevocable deposit, in trust, of cash or U.S. Government Obligations (or a combination thereof) which through the payment of interest and principal thereof in accordance with their terms will provide cash in an amount sufficient to pay the principal and interest and premium, if any, on the outstanding notes and any mandatory sinking fund payments, in each case, on the stated maturity of such payments in accordance with the terms of the indenture and the outstanding notes or on any redemption date established pursuant to clause (3) below; (2) the trustee's receipt of an opinion of counsel based on the fact that (A) we have received from, or there has been published by, the IRS a ruling, or (B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case, to the effect that, and confirming that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred; (3) if any notes are to be redeemed prior to stated maturity, notice of the redemption shall have been duly given pursuant to the indenture or provision therefor satisfactory to the trustee shall have been made; (4) no Event of Default or event which with notice or lapse of time or both would become an Event of Default will have occurred and be continuing on the date of such deposit; and (5) our delivery to the trustee of an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent under the indenture have been complied with.

        Under the indenture, we also may discharge our obligations referred to above under "—Limitation on Restricted Payments," "—Limitation on Liens," "—Restriction on Sale-Leasebacks," and below under "—Consolidation, Merger and Sale of Assets," as well as certain of our obligations relating to reporting obligations under the indenture, in respect of the notes of either series on the 123rd day following the deposit referred to in clause (1) in the immediately preceding paragraph, subject to satisfaction of the conditions described in clauses (1), (3), (4) and (5) in the immediately preceding paragraph with respect to the notes and the delivery of an opinion of counsel confirming that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and covenant defeasance had not occurred.

Modification and Waiver

        We and the trustee may make modifications and amendments of the indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding notes, provided, however, that no such modification or amendment may, without consent of the holder of each outstanding note affected thereby:

  (1)
  change the stated maturity of the principal of, or the time or place of payment of any installment of principal of or interest on, any note;

  (2)
  reduce the principal amount of, or premium or interest on, any note;

  (3)
  change the coin or currency in which any note or any premium or interest thereon is payable;

  (4)
  reduce the percentage in principal amount of outstanding notes, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

  (5)
  modify any of the above provisions.

        The holders of a majority in aggregate principal amount of the outstanding notes may, on behalf of the holders of all notes, modify or eliminate (including waive), insofar as those notes are concerned, our compliance with some restrictive provisions of the indenture.

Consolidation, Merger and Sale of Assets

        Without the consent of the holders of any of the outstanding notes, we may consolidate with or merge into, or convey, transfer or lease our assets substantially as an entirety to, any Person which is a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any state or the District of Columbia, provided that:

  (1)
  any successor Person assumes our obligations on the notes and under the indenture;

  (2)
  after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing; and

  (3)
  that other specified conditions are met.

Governing Law

        The indenture and the original notes are, and the exchange notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        We and certain of our affiliates from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, the trustee or its affiliates in the ordinary course of their business.

Global Notes and Book-Entry System

        The exchange notes will be issued in book-entry form and will be represented by one or more permanent global certificates in fully registered form without interest coupons, in denominations of $1,000 or an integral multiple thereof (the "global notes") and will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co. or another nominee designated by DTC.

        Beneficial interests in the global notes may not be exchanged for "certificated notes" (as defined below) except in the circumstances described below.

        Holders that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the notes may do so only through DTC participants. In addition, holders will receive all distributions of principal and interest from the trustee through the DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of the notes among DTC participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the notes.

        Distributions by DTC participants to holders will be the responsibility of such DTC participants and will be made in accordance with customary industry practices. Accordingly, although holders will not have possession of notes, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC participants are expected to convey the rights represented by their interests in any global security to the related holders, because DTC can only act on behalf of DTC participants, the ability of holders to pledge the notes to persons or entities that are not DTC participants or to otherwise act with respect to such notes, may be limited due to the lack of physical certificates for such notes.

        DTC has advised us that its current practice, upon receipt of any payment in respect of the notes (including principal and interest), is to credit the accounts of the relevant DTC participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant DTC participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the notes as shown on the records of DTC. Payments by DTC participants to the beneficial owners of the notes will be governed by standing instructions and customary practices and will be the responsibility of DTC participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Panhandle, the trustee or any other agent of Panhandle or the trustee will not be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the notes or for supervising or reviewing any records relating to such beneficial ownership interests. Since Cede & Co., as nominee of DTC, will be the only "holder," beneficial owners will not be recognized by the trustee as holders, as that term is used in the indenture, and beneficial owners will be permitted to exercise the rights of holders only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a holder under the indenture only at the direction of one or more DTC participants to whose accounts with DTC the related notes are credited.

        Certificated Notes.    We will issue physical certificates ("certificated notes") to holders of beneficial interests in a global note, or their nominees, if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if at any time DTC, or any successor depositary, ceases to be a "clearing agency" under the Exchange Act and, in each case, we are unable to locate a qualified successor within 90 days;

  •
  an event of default occurs under the indenture; or

  •
  we decide in our sole discretion to terminate the book-entry system through DTC.

        In such event, the trustee will notify all holders through DTC participants of the availability of such certificated notes. Upon surrender by DTC of the definitive global note representing the series of notes and receipt of instructions for reregistration, the trustee will reissue the notes in certificated form to holders or their nominees.

        Clearing System.    DTC has advised us as follows:

        DTC is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entries, eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and others, some of whom own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Certain Definitions

        The following are some defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Adjusted Consolidated Net Income" means, for any period, the net income of Panhandle and its consolidated Subsidiaries, plus (1) depreciation and amortization expense of Panhandle and its consolidated Subsidiaries, (2) income taxes and deferred taxes of Panhandle and its consolidated Subsidiaries and (3) other non-cash charges, in each case, determined on a consolidated basis in accordance with generally accepted accounting principles; provided, however, that there shall not be included in such Adjusted Consolidated Net Income any net income of any Person if such Person is not a Subsidiary, except that (A) Panhandle's equity in the net income of any such Person for such period shall be included in such Adjusted Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Panhandle or a consolidated Subsidiary of Panhandle as a dividend or other distribution and (B) Panhandle's equity in a net loss of any such Person for such period shall be included in determining such Adjusted Consolidated Net Income.

        "Business Day" means a day on which banking institutions in the Borough of Manhattan, New York, New York are not authorized or required by law or regulation to close.

        "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or limited liability company interests including any Preferred Stock or letter stock; provided that Hybrid Preferred Securities are not considered Capital Stock for purposes of this definition.

        "Consolidated Debt" means the total Debt of Panhandle and its consolidated Subsidiaries, as set forth on the consolidated balance sheet of Panhandle and its consolidated Subsidiaries for Panhandle's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

        "Consolidated Interest Expense" means, for any period, the total interest expense in respect of Consolidated Debt of Panhandle and its consolidated Subsidiaries, including, without duplication, (1) interest expense attributable to capital leases; (2) amortization of debt discount; (3) capitalized interest; (4) cash and noncash interest payments; (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (6) net costs under Interest Rate Protection Agreements (including amortization of discount); and (7) interest expense in respect of obligations of other Persons that constitutes Debt of Panhandle or any of its consolidated Subsidiaries, provided, however, that Consolidated Interest Expense shall exclude any costs otherwise included in interest expense recognized on early retirement of debt.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets after deducting therefrom (1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt), and (2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth on the consolidated balance sheet of Panhandle and its consolidated Subsidiaries for Panhandle's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles. "Intangible assets" does not include any value write-up of tangible assets in connection with acquisition transactions accounted for on a purchase method.

        "Debt" means any obligation created or assumed by any Person for the repayment of money borrowed and any purchase money obligation created or assumed by such Person.

        "Exchangeable Stock" means any Capital Stock of a corporation or a limited liability company that is exchangeable or convertible into another security (other than Capital Stock of such corporation or limited liability company that is neither Exchangeable Stock nor Redeemable Stock).

        "Fixed Charge Coverage Ratio" means the ratio of Adjusted Consolidated Net Income plus Consolidated Interest Expense to Consolidated Interest Expense, for the four fiscal quarters of Panhandle ending immediately prior to the date of determination.

        "Funded Debt" means all Debt maturing one year or more from the date of the creation thereof, all Debt directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Debt under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more.

        "Hybrid Preferred Securities" means preferred securities issued by a Hybrid Preferred Securities Subsidiary, where such preferred securities have the following characteristics: (i) such Hybrid Preferred Securities Subsidiary lends substantially all of the proceeds for the issuance of such preferred securities to Panhandle in exchange for subordinated debt issued by the Panhandle; (ii) such preferred securities contain terms providing for the deferral of distributions corresponding to provisions providing for the deferral of interest payments on such subordinated debt; and (iii) the Panhandle makes periodic interest payments on such subordinated debt, which interest payments are in turn used by the Hybrid

Preferred Securities Subsidiary to make corresponding payments to the holder of the Hybrid Preferred Securities.

        "Leverage Ratio" means 100% multiplied by the ratio of Consolidated Debt to Total Capital at the end of the most recent fiscal quarter preceding the date of determination.

        "Lien" means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

        "Loan" means any direct or indirect advance (other than advances to customers in the ordinary course of business that are recorded as receivables on the balance sheet of the Person making such advances), loan or other extension of credit (including by way of guarantee or similar arrangement) to another Person or any purchase of Debt issued by another Person, where such advance, loan, extension of credit or Debt is subordinated in right of payment to the senior creditors of the borrower.

        "Moody's" means Moody's Investors Service, Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the applicable series of notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by Panhandle which is acceptable to the trustee.

        "Non-Convertible Capital Stock" means, with respect to any corporation or limited liability company, any non-convertible Capital Stock of such corporation or limited liability company and any Capital Stock of such corporation or limited liability company convertible solely into non-convertible Capital Stock other than Preferred Stock of such corporation or limited liability company; provided, however, that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

        "Permitted Liens" means:

  (1)
  Liens upon rights-of-way for pipeline purposes;

  (2)
  any governmental Lien, mechanics', materialmen's, carriers' or similar Lien incurred in the ordinary course of business which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined Lien which is incidental to construction;

  (3)
  the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

  (4)
  Liens for taxes and assessments which are (A) for the then current year, (B) not at the time delinquent, or (C) delinquent but the validity of which is being contested at the time by Panhandle or any of its Subsidiaries in good faith;

  (5)
  Liens of, or to secure performance of, leases;

  (6)
  any Lien upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

  (7)
  any Lien upon property or assets acquired or sold by Panhandle or any Restricted Subsidiary resulting from the exercise of any rights arising out of defaults on receivables;

  (8)
  any Lien incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

  (9)
  any Lien upon any property or assets in accordance with customary banking practice to secure any Debt incurred by Panhandle or any Restricted Subsidiary in connection with the exporting of goods to, or between, or the marketing of goods in, or the importing of goods from, foreign countries; or

  (10)
  any Lien in favor of the United States of America or any state thereof, or any other country, or any political subdivision of any of the foregoing, to secure partial, progress, advance or other payments pursuant to any contract or statute, or any Lien securing industrial development, pollution control or similar revenue bonds.

        "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, other entity, unincorporated organization, or government or any agency or political subdivision thereof.

        "Principal Property" means any natural gas pipeline system, natural gas gathering system or natural gas storage facility located in the United States, except any such property that in the opinion of our Board of Directors is not of material importance to the business conducted by Panhandle and its consolidated Subsidiaries taken as a whole.

        "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed prior to the 90th day before the stated maturity of any of the outstanding notes of either series or is redeemable at the option of the holder thereof at any time prior to the 90th day before the stated maturity of any of the outstanding notes of either series.

        "Restricted Subsidiary" means any Subsidiary of Panhandle owning or leasing any Principal Property.

        "Sale-Leaseback Transaction" means, with respect to Panhandle or any Restricted Subsidiary, the sale or transfer by Panhandle or such Restricted Subsidiary of any Principal Property to a Person (other than Panhandle or a Subsidiary of Panhandle) and the taking back by Panhandle or such Restricted Subsidiary, as the case may be, of a lease of such Principal Property. With respect to Panhandle, "Sale-Leaseback Transaction" means the sale or transfer by Panhandle of any assets or property to another Person and the taking back by Panhandle of a lease of such assets or property.

        "Standard & Poor's" means Standard & Poor's, a division of McGraw Hill Inc., and any successor thereto which is a nationally recognized statistical rating organization, or if such entity shall cease to rate the applicable series of notes or shall cease to exist and there shall be no such successor thereto, any other nationally recognized statistical rating organization selected by Panhandle which is acceptable to the trustee.

        "Subsidiary" means with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any limited liability company, general partnership, joint venture or similar entity, at least a majority of whose outstanding membership, partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

        "Total Capital" means the sum of (1) Consolidated Debt and (2) Capital Stock, Hybrid Preferred Securities, premium on Capital Stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares or interests of Capital Stock of Panhandle held in treasury, all as set forth on the consolidated balance sheet of Panhandle and its consolidated Subsidiaries for Panhandle's most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material U.S. federal income tax consequences relating to the ownership and disposition of the notes to a purchaser of the original notes that purchased the original notes at the issue price in the original notes offering and is exchanging original notes for exchange notes. This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations and interpretations of the foregoing, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, possibly with retroactive effect. This summary discusses notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of the holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, partnerships, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, persons holding notes as part of a hedge, straddle or other integrated transaction, or persons who have ceased to be United States citizens or to be taxed as resident aliens. Prospective participants in the exchange offer, including partnerships and their partners, should consult their own tax advisors with regard to the application of federal income tax laws to their particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

        As used herein, the term "U.S. Holder" means a beneficial owner of notes that is a U.S. person for U.S. federal income tax purposes, other than a partnership. "U.S. person" means (i) any individual who is a citizen or resident of the U.S. for U.S. federal income tax purposes, (ii) a corporation created or organized in or under the laws of the U.S., any State thereof or the District of Columbia, (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) any trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996 and treated as U.S. persons prior to such date may elect to continue to be treated as U.S. persons. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation or (iii) a foreign trust or estate.

        For U.S. federal income tax purposes, we are treated as a disregarded entity, with the result that the notes will be treated as the indebtedness of Southern Union.

Tax Consequences to U.S. Holders

Payments of Interest

        Interest payable on the notes will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for federal income tax purposes.

Sale, Exchange or Disposition of the Notes

        Upon the sale, exchange (other than an exchange of original notes for exchange notes, as described in this prospectus) retirement or other taxable disposition of notes, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized on the disposition of the notes and such holder's tax basis in the notes. The amount realized excludes any amounts attributable to unpaid interest accrued between interest payment dates, which will be taxable as ordinary income to the extent not previously included in income. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the disposition the notes have been held for more than one year.

The Exchange Offer

        An exchange of original notes for exchange notes as described in this prospectus will not be a taxable event. As a result, a U.S. Holder will not recognize gain or loss pursuant to such exchange, the holder's holding period in the exchange notes will include the holding period in the original notes exchanged therefor, and the adjusted tax basis of the exchange notes will equal the adjusted tax basis of the original notes exchanged therefor.

        We believe that the likelihood that additional interest will become payable due to a failure to register the original notes is remote. Accordingly, we intend to take the position that if such additional interest becomes payable, such amounts will be taxable to a U.S. Holder as ordinary income in accordance with such holder's method of accounting for federal income tax purposes. However, the IRS may take a different position, which could affect the timing of a U.S. Holder's recognition of income with respect to such amounts.

Tax Consequences to Non-U.S. Holders

Payments of Interest

        Subject to the discussion below concerning backup withholding, payments of interest on the notes, including additional interest payable upon a Registration Default, if any, by us or any paying agent to any Non-U.S. Holder will not be subject to U.S. federal income tax or a 30% withholding tax provided that (i) the interest is not effectively connected with the conduct by the holder of a trade or business in the United States, (ii) the holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of stock of Southern Union entitled to vote, (iii) the holder is not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to Southern Union through stock ownership, (iv) the holder is not a bank whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code, and (v) the certification requirements required to claim the portfolio interest exemption set forth in Section 871(h) or Section 881(c) of the Code have been fulfilled with respect to the beneficial owner. Generally, to satisfy the certification requirements set forth in Section 871(h) or Section 881(c) of the Code, the beneficial owner of a note must certify on IRS Form W-8BEN, under penalties of perjury, that the holder is not a United States person.

Sale, Exchange or Disposition of the Notes

        Subject to the discussion below concerning backup withholding, a Non-U.S. Holder of a note will not be subject to U.S. federal income tax on any gain realized on the sale, exchange or other disposition of a note unless (i) the holder is an individual who is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met or (ii) the gain is effectively connected with the conduct by the holder of a trade or business in the United States.

Backup Withholding and Information Reporting

        Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale, exchange or other disposition of the notes. In addition, a backup withholding tax will apply if a noncorporate U.S. Holder (i) fails to furnish its Taxpayer Identification Number ("TIN") which, for an individual, is his Social Security Number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments, or (iv) under certain circumstances fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Holders should consult their tax advisers regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable. The rate for backup withholding is currently 28%. The amount of any backup withholding tax withheld from a payment to a holder will be allowed as a credit against the holder's United States federal income tax liability.

        A Non-U.S. Holder of a note may have to comply with certification procedures to establish that the holder is not a United States person in order to avoid information reporting and backup withholding tax requirements. The certification procedures required to claim the portfolio interest exemption described above will generally satisfy the certification requirements necessary to avoid the backup withholding tax as well.

PLAN OF DISTRIBUTION

        Based on interpretations by the Commission staff set forth in no-action letters issued to third parties, including the Exxon Capital and Morgan Stanley letters and similar letters, we believe that the exchange notes to be issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold, and otherwise transferred by any holder thereof (other than (1) any holder which is an "affiliate" of us within the meaning of Rule 405 under the Securities Act or (2) any broker-dealer that purchases notes from us to resell in accordance with Rule 144A or any other available exemption) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes are acquired in the ordinary course of the holder's business and the holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes. If any holder is an "affiliate" of us within the meaning of Rule 405 under the Securities Act or tenders with the intent to participate, for the purpose of participating, or with an arrangement or understanding with any person to participate, in the distribution of the exchange notes to be acquired in accordance with the exchange offer, the holder (1) could not rely on the applicable interpretations of the staff of the Commission and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. A broker-dealer who holds original notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of exchange notes. Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resales of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where those original notes were acquired as a result of market-making activities or other trading activities. We will send to any "participating broker-dealer" (as defined below) who has delivered to us proper notification, without charge, additional copies of this prospectus and any amendment or supplement to this prospectus as such participating broker-dealer may reasonably request. We agreed to pay certain expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        We will not receive any proceeds from any sales of the exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of the exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        By acceptance of the exchange offer, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer agrees that, upon receipt of notice from us of:

  •
  any request by the Commission or any state securities authority for amendments and supplements to this prospectus or for additional information,

  •
  the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of which this prospectus is a part or the initiation of any proceedings for that purpose,

  •
  the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading or

  •
  the reasonable determination by us that a post-effective amendment to the registration statement would be appropriate (in each case which notice we agree to deliver promptly to such broker-dealer),

such broker-dealer will suspend use of this prospectus until we have amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer or has advised such broker-dealer that it may resume using this prospectus.

        "Participating broker-dealer" shall mean any of Merrill Lynch, Credit Suisse First Boston and JP Morgan, and any other broker-dealer which makes a market in the original notes and exchanges original notes in the exchange offer for exchange notes.

LEGAL MATTERS

        Legal matters with respect to the validity of the exchange notes will be passed upon for us by Fleischman and Walsh, L.L.P., Washington, D.C. Attorneys of Fleischman and Walsh, L.L.P. beneficially own shares of common stock of Southern Union that, in the aggregate, represent less than 2% of the outstanding shares of common stock of Southern Union.

EXPERTS

        The consolidated financial statements of Panhandle Eastern Pipe Line Company at December 31, 2002 and for each of the two years in the period ended December 31, 2002, appearing in Panhandle Eastern Pipe Line Company, LLC's Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by references. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        After the acquisition of Panhandle by Southern Union, we retained Southern Union's certifying accountant, PricewaterhouseCoopers LLP, as our certifying accountant, effective July 18, 2003.

        The consolidated financial statements of Panhandle Eastern Pipe Line Company for the period from January 1, 2003 through June 11, 2003 (pre-acquisition) and the consolidated financial statements of Panhandle Eastern Pipe Line Company, LLC as of December 31, 2003 and for the period from June 12, 2003 through December 31, 2003 (post-acquisition) appearing in Panhandle Eastern Pipe Line Company, LLC's Annual Report on Form 10-K and incorporated herein by reference have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934. We file, and as required under the terms of the indenture will continue to file, annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may inspect and copy these reports and other information at the public reference facilities of the Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov).

        This prospectus also includes by reference the documents listed below that we previously have filed with the Commission and that are not delivered with this document. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be part of and included in this prospectus, except for any information that is superseded by subsequent incorporated documents.

Panhandle Eastern Pipe Line Company, LLC (File No. 1-2921)	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2003	March 8, 2004

        This prospectus also includes by reference any documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and on or before termination of the exchange offer. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This means that we may disclose important information to you in the future through this reference to another document that may be filed separately with the Commission. The information incorporated by reference into this prospectus is considered to be part of and included in this prospectus, except for any information that is superseded by subsequent incorporated documents. Copies of any documents filed and incorporated by reference into this prospectus may be obtained from the Secretary of Panhandle, 5444 Westheimer Road, P.O. Box 4967, Houston, Texas 77210-4967.

        This prospectus is part of a registration statement we have filed with the Commission relating to the exchange notes. As permitted by Commission rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits we file with the Commission. You may refer to the registration statement and the exhibits for more information about us and our exchange notes. The registration statement and exhibits are also available through the Commission's web site.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. YOU MUST NOT RELY ON UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE NOTES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE NOTES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THE AFFAIRS OF THE COMPANY HAVE NOT CHANGED SINCE THE DATE OF THIS PROSPECTUS.

PROSPECTUS

PANHANDLE EASTERN PIPE LINE COMPANY, LLC

Offer to Exchange Up to $200,000,000 Aggregate Principal Amount of Our
2.75% Senior Notes Due 2007, Series B
for Any and All of the $200,000,000 Aggregate Principal Amount of Our Outstanding
2.75% Senior Notes Due 2007, Series A

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Indemnification:    Section 18-108 of the Delaware Limited Liability Company Act (the "LLC Act") provides that a limited liability company may indemnify and hold harmless any member or manager or other persons from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the limited liability company agreement. Accordingly, Section 4.3 of the Limited Liability Company Agreement of Panhandle Eastern Pipe Line Company, LLC, dated as of June 16, 2003 (the "LLC Agreement"), provides that to the fullest permitted by applicable law, a Covered Person shall be entitled to indemnification for the Company for any loss, damage or claim incurred by a Covered Person by reason of any act or omission performed or omitted by a Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on a Covered Person by the LLC Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by a Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions provided, however, that any indemnity under Section 4.3 of the LLC Agreement shall be provided out of and to the extent of Company assets only, and no Covered Person shall have any personal liability on account thereof. The Company may purchase and maintain insurance covering the potential liabilities of the Covered Persons. For purposes of the LLC Agreement and as used herein, "Covered Person" means Southern Union Panhandle LLC, any affiliate of Southern Union Panhandle LLC, and any officer, director, shareholder, partner, member, employee or agent of Southern Union Panhandle LLC, any managers designated by Southern Union Panhandle LLC, and any officer, employee or expressly authorized agent of the Company or its affiliates.

ITEM 21. EXHIBITS.

        See Index to Exhibits.

ITEM 22. UNDERTAKINGS.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2)
    that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3)
    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)
    that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5)
    that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of the registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (6)
    that every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7)
    insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (b)
  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (c)
  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilkes-Barre, State of Pennsylvania, on May 12, 2004.

PANHANDLE EASTERN PIPE LINE COMPANY, LLC
By:	/s/ DAVID J. KVAPIL David J. Kvapil, Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated on May 12, 2004.

Signature/Name	Title

* GEORGE L. LINDEMANN	Manager
* JOHN E. BRENNAN	Manager
* THOMAS F. KARAM	Manager and Chief Executive Officer
*By:	/s/ DAVID J. KVAPIL Attorney-in-fact

/s/ DAVID J. KVAPIL David J. Kvapil, Executive Vice President and Chief Financial Officer

/s/ GARY W. LEFELAR Gary W. Lefelar, Vice President, Controller and Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3(a)	Certificate of Formation of Panhandle Eastern Pipe Line Company, LLC (Filed as Exhibit 3(a) to our Form 10-Q for the quarter ended June 30, 2003).
3(b)	Certificate of Conversion from a Corporation to a Limited Liability Company (Filed as Exhibit 3(b) to our Form 10-Q for the quarter ended June 30, 2003).
3(c)	Certificate of Amendment to Certificate of Formation (Filed as Exhibit 3(c) to our Form 10-Q for the quarter ended June 30, 2003).
3(d)
Limited Liability Company Agreement of Panhandle Eastern Pipe Line LLC, dated as of June 16, 2003, by Southern Union Panhandle LLC (Filed as Exhibit 3(d) to our Registration Statement on Form S-4, filed December 15, 2003 (SEC File No. 333-111178)).
4(a)
Indenture dated as of March 29, 1999, among CMS Panhandle Holding Company, Panhandle Eastern Pipe Line Company and NBD Bank, as Trustee (Filed as Exhibit 4(a) to our Form 10-Q for the quarter ended March 31, 1999).
4(b)
1st Supplemental Indenture dated as of March 29, 1999, among CMS Panhandle Holding Company, Panhandle Eastern Pipe Line Company and NBD Bank, as Trustee, including a form of Guarantee by Panhandle Eastern Pipe Line Company of the obligations of CMS Panhandle Holding Company (Filed as Exhibit 4(b) to our Form 10-Q for the quarter ended March 31, 1999).
4(c)
2nd Supplemental Indenture dated as of March 27, 2000, between Panhandle, as Issuer, and J.P. Morgan Trust Company, N.A. (formerly known as Bank One Trust Company, National Association), as Trustee (Filed as Exhibit 4(e) to our Form S-4 filed on June 22, 2000).
4(d)
3rd Supplemental Indenture dated as of March 12, 2004, between Panhandle, as Issuer, and J.P. Morgan Trust Company, N.A. (formerly known as Bank One Trust Company, National Association), as Trustee (Filed as Exhibit 4(e) to our Form 10-Q for the quarter ended September 30, 2003).
4(e)
4th Supplemental Indenture dated as of March 12, 2004, between Panhandle, as Issuer, and J.P. Morgan Trust Company, N.A. (formerly known as Bank One Trust Company, National Association), as Trustee (the "trustee.") (Filed herewith).
4(f)
Indenture dated as of February 1, 1993, between Panhandle and Morgan Guaranty Trust Company effective January 1, 1982, as amended December 3, 1999 (Filed as Exhibit 4 to our Form S-3 filed February 19, 1993).
4(g)	Form of 2.75% Senior Note Due 2007 (Filed herewith).
4(h)
Registration Rights Agreement, dated as of March 9, 2004, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston, LLC, J.P. Morgan Securities, Inc., and Credit Lyonnais Securities (USA), Inc. (Filed herewith).
5	Opinion of Fleischman and Walsh, L.L.P. (Filed herewith).
10(a)
Supplemental Executive Retirement Plan for Employees of CMS Energy/Consumers Energy Company effective January 1, 1982, as amended December 9, 1999 (Filed as Exhibit 10(h) to our Form 10-K for the year ended December 31, 1999).
10(b)
Contract for Firm Transportation of Natural Gas between Consumers Power Company and Trunkline Gas Company, dated November 1, 1989, and Amendment, dated November 1, 1989 (Filed as Exhibit 10.41 to Form 10-K of PanEnergy Corp. for the year ended December 31, 1989).

10(c)
Contract for Firm Transportation of Natural Gas between Consumers Power Company and Trunkline Gas Company, dated November 1, 1989 (Filed as Exhibit 10.41 to Form 10-K of PanEnergy Corp. for the year ended December 31, 1989).
10(d)
Contract for Firm Transportation of Natural Gas between Consumers Power Company and Trunkline Gas Company, dated September 1, 1993 (Filed as Exhibit 10.03 to our Form 10-K for the year ended December 31, 1993).
12	Computation of Consolidated Ratio of Earnings to Fixed Charges (Filed herewith).
23(a)	Consent of Fleischman and Walsh, L.L.P. (Included in Exhibit 5).
23(b)	Consent of Ernst & Young LLP (Filed herewith).
23(c)	Consent of PricewaterhouseCoopers LLP (Filed herewith).
24	Power of Attorney (Filed herewith).
25
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of J.P. Morgan Trust Company, N.A. (formerly known as Bank One Trust Company, National Association) (Filed as Exhibit 25 to our Registration Statement on Form S-4, filed December 15, 2003 (SEC File No. 333-111178)).
99(a)	Letter of Transmittal (Filed herewith).
99(b)	Notice of Guaranteed Delivery (Filed herewith).
99(c)	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (Filed herewith).
99(d)	Form of Letter from Registered Holders to Clients (Filed herewith).
99(e)	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (Filed herewith).